UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Customers Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUSTOMERS BANCORP

1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000

March 12, 2015

Dear Shareholders:

We are pleased to invite you to attend the 2015 Annual Meeting of Shareholders of Customers Bancorp, Inc. (the “Company”) to be held on Thursday, April 23, 2015 beginning at 9:30 a.m. at The Harvard Club at 35 West 44th Street, New York, NY 10036. Further information about the meeting and the various matters on which the shareholders will vote is included in the Notice of Meeting and Proxy Statement which follow this letter.

2014 was another record year for the Customers Bancorp, Inc. and we achieved numerous milestones. We reported record earnings of $43.2 million, or $1.55 per fully diluted share. Net income in 2014 was up 32% over 2013 net income. Revenues grew by 40%. Loans outstanding increased 79% during the year to $5.7 billion, and deposits increased 53% to $4.5 billion. During the year we implemented our single-point-of-contact customer service model, greatly enhanced our mobile banking application, and raised $110 million of subordinated debt and $25 million of senior debt to support our growth. We are looking forward to 2015 and further developing our Company into an exceptional bank.

We hope you will be able to attend the Annual Meeting. Even if you are planning to attend the meeting in person, we encourage you to vote by internet, smart phone, telephone, or complete, sign and return a proxy card prior to the meeting. This will ensure that your shares are represented at the meeting. The proxy statement explains more about the proxy voting and contains additional information about the business to be conducted at the meeting. Please read the proxy carefully.

Every shareholder vote is important. To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.

Thank you for your investment in, and ongoing support, of our Company. We appreciate your confidence and will continue to work to build long term shareholder value.

Sincerely,

Jay S. Sidhu Chairman and Chief Executive Officer

CUSTOMERS BANCORP

1015 Penn Avenue
Wyomissing, Pennsylvania 19610
(610) 933-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

An Annual Meeting of the shareholders of Customers Bancorp, Inc. (the “Company”) will be held on April 23, 2015, at The Harvard Club, 35 West 44th Street, New York, NY 10036 at 9:30 a.m. to vote on the following proposals:

1.	To elect two Class I directors of the Company to serve a three-year term;
2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; and
3.	To vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers.

The Board of Directors has set the Record Date for the Annual Meeting as March 2, 2015 (the “Record Date”). Only holders of record of the Company’s Voting Common Stock at the close of business on that date can vote at the meeting. As long as a quorum is present or represented at the Annual Meeting, the affirmative vote of a majority of the Company’s Voting Common Stock present, in person or by proxy, is required to pass Proposals 2 and 3, and the candidates receiving the highest number of votes shall be elected under Proposal 1. As of the Record Date, there were approximately 26,810,133 shares of the Company’s Voting Common Stock outstanding.

The directors of the Company unanimously believe that Proposals 1, 2 and 3 are in the best interests of the Company and its shareholders, and urge shareholders to vote “FOR” the election of each of the nominated directors in Proposal 1, and “FOR” Proposals 2 and 3.

You may review the proxy statement and the Company’s annual report to security holders, or you may vote your shares at www.envisionreports.com/CUBI.

By Order of the Board of Directors

Glenn A. Yeager, Corporate Secretary

Mailed on or about March 13, 2015

YOUR VOTE IS IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU OWN. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE FOLLOW THE INSTRUCTIONS ON THE SHAREHOLDER MEETING NOTICE TO REVIEW THE PROXY AND ANNUAL REPORT AND FOR INTERNET AND SMART PHONE VOTING, OR TO REQUEST PHYSICAL DELIVERY OF THE PROXY, ANNUAL REPORT TO SECURITY HOLDERS AND PROXY CARD WITH A PRE-ADDRESSED ENVELOPE. PLEASE RETURN THE PROXY CARD, IF REQUESTED, PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED WITH ANNUAL MEETING MATERIALS, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR INTERNET OR TELEHPONE VOTING. IF YOU ATTEND THE MEETING AND PREFER TO VOTE IN PERSON, YOU MAY DO SO, EVEN IF YOU TURN IN YOUR PROXY AT THIS TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE FOR ANY PURPOSE BY GIVING WRITTEN NOTICE OF REVOCATION TO OUR CORPORATE SECRETARY AT OUR WYOMISSING OFFICE AT 1015 PENN AVE. SUITE 103, WYOMISSING, PENNSYLVANIA 19610. YOU MAY ALSO APPEAR IN PERSON AT THE ANNUAL MEETING AND ASK TO WITHDRAW YOUR PROXY PRIOR TO ITS USE FOR ANY PURPOSE AND THEN VOTE IN PERSON. A LATER DATED PROXY REVOKES AN EARLIER DATED PROXY.

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PROXY STATEMENT

Customers Bancorp, Inc.

1015 Penn Avenue

Wyomissing, Pennsylvania 19610

INFORMATION REGARDING THE ANNUAL MEETING

This Proxy Statement is being furnished to shareholders of Customers Bancorp, Inc. in connection with the solicitation of your proxy to be used at the Annual Meeting of Shareholders to be held on April 23, 2015. At the meeting, you will be asked to consider and vote to elect two Class I directors of Customers Bancorp, Inc. to serve a three-year term, to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of Customers Bancorp, Inc. for the fiscal year ending December 31, 2015, and the non-binding vote on the compensation arrangement for named executives.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on April 23, 2015

This proxy statement and the Corporation’s annual report to security holders are available at www.envisionreports.com/CUBI. This website also enables security holders to vote their proxy.

This year, we are using the “Notice and Access” method of providing proxy materials to you via the Internet instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including our proxy statement and 2014 annual report to shareholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, which has been mailed to our shareholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also instructs you how to submit your proxy via the Internet or smart phone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage house or other custodian, nominee or fiduciary in “street name,” you will receive a Notice and Access card intended for their beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials by following the instructions on the intermediary Notice and Access card. If you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the Internet or by telephone.

If your shares are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, custodian, nominee or fiduciary to obtain a legal proxy form from the record holder of your shares and present it to the inspector of election with your ballot.

COMMONLY USED TERMS

For purposes of this Proxy Statement, any references to the “Company,” “we,” “us,” or “our” refer to Customers Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Company has sent you a Notice and Access mailing regarding the availability of proxy materials for the shareholder meeting because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions included in the Notice and Access mailing and vote using the internet or smartphone, or you may request paper copies of the proxy, annual report, and proxy card and complete, sign, and return the proxy card or follow the instructions on the proxy card to vote using the internet or telephone.

The Company has separately mailed the Notice and a proxy card to all shareholders of record entitled to vote at the meeting and is making the Proxy Statement and 2014 Annual Report available to you electronically.

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Who is entitled to vote at the meeting?

To be able to vote, you must have been a beneficial owner or record holder of the Company’s Voting Common Stock on March 2, 2015, the Record Date on which the Board of Directors determined shareholders entitled to notice of, and to vote at, the meeting (the “Record Date”).

Shareholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares of Voting Common Stock were registered directly in your name, then you are a shareholder of record. As a shareholder of record you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to vote using the internet or smart phone, or if you request a paper copy of the materials, complete and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent. If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or by another agent, you are the beneficial owner of shares held in “street name” and the notice of proxy materials is being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares of Voting Common Stock in your account. You are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

There are three matters scheduled for a vote at the meeting:

1.	To elect two Class I directors of the Company to serve a three-year term;
2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; and
3.	To vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers.

The Company’s Board of Directors recommends a vote “FOR” each of the Board of Director’s nominees identified in this Proxy Statement and “FOR” Proposals 2 and 3 above.

How many votes do I have?

Each holder of the Company’s Voting Common Stock is entitled to one vote per share held.

What is a quorum?

For a proposal to be considered at the meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Abstentions and “broker non-votes” (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you are present at the meeting. If there is no quorum, a majority of all votes cast at the meeting may adjourn the meeting to another date.

What vote is required?

For Proposal 1, if a quorum is present, the candidates receiving the highest number of votes shall be elected. Cumulative voting is not permitted. “Withheld” votes and broker non-votes will not count in determining the number of votes required to elect a director, and they will not count in favor of or against a director’s election.

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For Proposals 2 and 3, if a quorum is present, the affirmative vote of a majority of the stock having voting powers, present, in person or by proxy, is required to approve such proposals. Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of the proposals.

For beneficial owners, the rules that guide how most brokers vote your stock have changed over the last several years. The rules provide that brokerage firms or other nominees may not vote your shares with respect to matters that are not “routine” under the rules. The rules now provide that the election of directors is not a “routine” matter. The ratification and appointment of our independent registered public accounting firm for 2015 is the only current proposal that is considered a “routine” matter under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to that matter if you have not furnished voting instructions within a specified period of time prior to the meeting.

How do I vote?

For any matter to be voted on except the election of directors, you may vote “FOR” or “Against” or abstain from voting. For the election of directors, you may vote “FOR” the director nominees or your authority may be “Withheld” for one or more of the nominees. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote by proxy by following the instructions on the Notice and Access sent to you using the internet or smart phone, or if you request paper copies of the proxy, annual report and proxy card, you may vote using the accompanying proxy card or by internet or telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. In such case, notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy.

To vote in person, come to the meeting and we will give you a ballot when you arrive.

If you use the Access and Notice, to vote by internet or smart phone, follow the instructions of the Notice and Access card mailed to you. If you order paper copies of the proxy, annual report and proxy card, to vote by mail, simply complete, sign, and date the proxy card separately mailed to you and return it promptly in the envelope provided. To vote by internet or telephone, follow the instructions on the proxy card for internet or telephone voting.

If you order paper copies of the proxy, annual report and proxy card, to vote by mail simply complete, sign and date the proxy card mailed to you and return it promptly in the envelope provided. To vote by internet or telephone, follow the instructions on the proxy card.

If you return your signed proxy card to us before the meeting, or you vote by internet, smart phone or telephone, we will vote your shares as you direct unless you revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent. If your shares of the Company’s Voting Common Stock are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a Notice and Access form you should receive a voting instruction form from that institution by mail. Complete and mail the voting instruction card as instructed to ensure that your vote is counted.

If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (that is, your brokerage firm, bank or other nominee) and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed proxy card without marking any voting selections, your shares will be voted “FOR” Proposals 2 and 3, and “FOR” each director nominated by the Board of Directors. If any other matter is properly presented at the meeting, then one of the proxies named on the proxy card will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only shares relating to proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

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Who will count the votes and how will my votes be counted?

Votes will be counted by the judge of election appointed for the Annual Meeting. The judge of election will count “FOR” and “AGAINST” votes for each of proposal 2 and 3, and “FOR” and “WITHHELD” votes, as applicable, for the director nominees named on your proxy card.

Can I change my vote after I have sent you my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date;
•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at our principal executive offices: 1015 Penn Ave. Suite 103, Wyomissing, Pennsylvania 19610; or
•	You may attend the meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy; you must notify the Corporate Secretary before the meeting begins of your presence at the meeting and your intention to revoke your previously voted proxy).

If your shares are held by a broker, bank, or other agent, you should follow the instructions provided by them.

How may I communicate with the Board of Directors?

Please address any communications to the Company’s Board of Directors, or any individual director, in writing to the Company’s Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Corporate Secretary will relay all shareholder communications to the Board of Directors or any individual director to whom communications are directed.

Who will bear the cost of soliciting proxies?

The Company will bear the entire cost of the solicitation of proxies for the meeting, including the preparation, assembly, printing, and distribution of this Proxy Statement, the Notice and Access mailing, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The Company has engaged Georgeson, Inc., a professional proxy solicitation firm (“Georgeson”), to assist in the solicitation of proxies for the 2015 Annual Meeting of Shareholders. Georgeson will be paid a fee of approximately five thousand dollars ($5,000). The solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by the Company’s directors, officers, or employees. No additional compensation will be paid to those individuals for any such services.

How can I find out the results of the voting at the meeting?

The Company will provide the voting results in a Form 8-K to be filed with the Securities and Exchange Commission no later than the fourth business day after the Annual Meeting.

What is the recommendation of the Board of Directors?

The Company’s Board of Directors recommends a vote:

FOR the proposal to elect two Class I directors of the Company to serve a three-year term;

FOR to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; and

FOR the advisory (non-binding) resolution to approve the compensation of the named executive officers.

With respect to any other matter that properly comes before the meeting, the proxies will vote in accordance with their best judgment. The judge of election for the meeting will be a representative of our transfer agent, Computershare, Inc., or, in his or her absence, one or more other individuals to be appointed in accordance with the Company’s bylaws.

Unless you give other instructions on your proxy card, the persons named as proxies on your signed proxy card will vote in accordance with the recommendations of the Company’s Board of Directors with respect to each of the proposals and the election of director, and in their discretion with respect to any other matter properly brought before the Annual Meeting.

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Whom should I call if I have questions about the meeting?

You should contact Glenn A. Yeager, our Corporate Secretary, at (484) 359-7136 for questions about the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of February 18, 2015 with respect to the beneficial ownership of each director, each beneficial owner known to us of more than five percent (5%) of our outstanding Voting Common Stock, each named executive officer, and all directors and named executive officers as a group.

		Percent of
	Voting	Class of
Name and Address	Common Stock	Voting Common
of Beneficial Owner (2)	(1) (2) (3)	Stock (2)
Directors and Officers
Bhanu Choudhrie (4)	954,469	3.71%
Steven J. Zuckerman (5)	19,565	*
T. Lawrence Way	233,768	*
John R. Miller	39,697	*
Daniel K. Rothermel	43,242	*
Jay S. Sidhu	1,154,042	4.36%
Richard A. Ehst	75,876	*
Robert E. Wahlman	33,000	*
Glenn A. Hedde	79,024	*
Steven J. Issa	0	*
All directors and named executive officers as a group (10 persons)	2,632,683	9.89%
*	Less than 1%
(1)	Based on information furnished by the respective individual and our share records. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)	Beneficial ownership for each listed person as of February 18, 2015 includes shares issuable pursuant to warrants or options to purchase stock held by such person which are exercisable within 60 days after February 18, 2015. Shares subject to warrants or options exercisable within 60 days of February 18, 2015 are deemed outstanding for purposes of computing the percentage of class of Voting Common Stock attributable to the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Unless otherwise indicated, the address for each beneficial owner is c/o Customers Bancorp, Inc., 1015 Penn Ave., Wyomissing, Pennsylvania 19610.
(3)	Includes shares of Voting Common Stock issuable upon the exercise of warrants in the following amounts: Mr. Choudhrie – 35,615; Mr. Way – 2,497; Mr. Zuckerman – 6,815; and Mr. Sidhu – 305,931. Includes shares of our Voting Common Stock issuable upon the exercise of stock options in the following amounts: Mr. Sidhu – 493,629; Mr. Hedde – 3,667; and Mr. Ehst – 74,044.
(4)	Mr. Choudhrie has an indirect beneficial ownership interest in 911,149 of these securities through his company, Lewisburg LLC.
(5)	Mr. Zuckerman irrevocably transferred the current equivalent of 218,254 shares of Customers Bancorp, Inc. common stock to Sageworth Trust Company, Trustee of the Victoria H. Zuckerman 2006 MG Trust dated 8/21/2006 on May 8, 2012.
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PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF TWO CLASS I DIRECTORS OF THE COMPANY

One of the purposes of the Annual Meeting is the election of two Class I directors to the Company’s Board of Directors. The following directors have been nominated by our Board for election as director to serve as follows:

Class I — Term to Expire in 2018:

1.	Jay S. Sidhu; and
2.	Bhanu Choudhrie.

Jay S. Sidhu, Chairman and Chief Executive Officer – Age 63

Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of SIDHU Advisors, LLC, a consulting firm. Mr. Sidhu received Financial World’s CEO of the year award in 2007, 2008 and 2009, and was named Turnaround Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum. Mr. Sidhu also serves as a Director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the board of Grupo Santander. He obtained an MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the board with intimate knowledge of Customers Bank’s direction and strategic opportunities.

Bhanu Choudhrie, Director – Age 36

Mr. Choudhrie has served as a director of Customers Bank since July 2009, and was an original member of Customers Bancorp’s board. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. He has been Executive Director of C&C Alpha Group Limited, a London based family private equity group, since November 2006, and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006. C&C Alpha Group was founded in 2002. The company, with global headquarters in London, has established offices in several countries. Its team comprises entrepreneurs, financial analysts, project developers, project managers and consultants. Additionally, Mr. Choudhrie is a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Choudhrie also currently serves as a Trustee of a United Kingdom registered charity – “Path to Success.”

As an executive of a UK-based firm with international private equity interests, Mr. Choudhrie provides the board with a strategic management and global market perspective.

The persons named as proxies have advised us that, unless otherwise instructed, they intend at the Annual Meeting to vote the shares covered by validly executed proxies “FOR” the election of the nominees named above. The proxies cannot be voted for a greater number of persons than the number of nominees named above. The Board knows of no reason why the nominees will be unavailable or unable to serve as a director. We expect the nominees to be willing and able to serve as directors.

The two candidates receiving the highest number of votes shall be elected. Valid proxies solicited by the board will be voted “FOR” the nominees listed above, unless the shareholders specify a contrary choice in their proxies.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED

IN PROPOSAL 1 TO ELECT TWO CLASS I DIRECTORS OF THE COMPANY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee of the Company's Board of Directors (the "Audit Committee") has selected BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed

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that management submit the selection of independent auditor for ratification by the shareholders at the Annual Meeting. BDO also served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013. Baker Tilly Virchow Krause, LLP (“Baker Tilly”) served as the Company’s independent registered public accounting firm in 2012 and was the Company’s independent registered public accounting firm until July 2, 2013, when the Audit Committee appointed BDO as the Company’s independent registered public accounting firm. The Company has been advised by BDO that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity. One or more representatives of BDO is expected to be present at this year’s Annual Meeting with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm’s examination of the Company’s financial statements and records for the fiscal year ended December 31, 2014.

Although the submission of the appointment of BDO is not required by the Company’s bylaws, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, we will not be bound to seek another independent registered public accountant for 2015, but the selection of other independent registered public accounting firms will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees billed by BDO for professional services rendered for the fiscal years ended December 31, 2014 and 2013, respectively.

Services Rendered	Fiscal 2014	Fiscal 2013 (3)
Audit Fees (1)	$400,915	$236,146
Audit-Related Fees (2)	68,343	18,200
Total	$469,258	$254,346

(1)	Audit fees consisted principally of fees related to audit services in connection with the Company’s annual reports, quarterly reports, FDIC Loss Sharing Reports, and HUD audits, including out-of-pocket expenses.
(2)	Audit-related fees primarily consisted of fees for services in connection with public and private placement offerings, registration statement on Form S-8, employee benefit plans, and various accounting consultations and other technical issues for assurance and related services that were reasonably related to the performance of the Audit.
(3)	The Company’s 2014 proxy statement contained a typographical error with respect to fees billed by BDO for professional services rendered during fiscal year 2013. The corrected amounts are presented in the table above.

During the Company’s fiscal years ending December 31, 2014 and 2013, BDO did not perform any services other than the audit of the Company’s annual financial statements (including the services identified in footnotes (1) and (2) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings for the foregoing engagements for those fiscal years. BDO advised the Company that none of the hours expended on the audit engagement during the Company's fiscal year ending December 31, 2014 and 2013 were attributed to work performed by persons other than full-time, permanent employees of their company.

On July 2, 2013, the Company dismissed Baker Tilly as the principal accountants for the Company. The decision to change the Company's principal accountants was recommended by the Audit Committee and subsequently approved by the Board. Concurrently therewith, the Audit Committee recommended, and the Board approved, the accounting firm of BDO as its new principal accountants for the year ending December 31, 2013.

The audit report of Baker Tilly on the consolidated financial statements of the Company as of and for the year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of BDO, there were no disagreements or reportable events, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter thereof in connection with its report.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of BDO, the Company did not consult with BDO regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written

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report or oral advice was provided by BDO that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or reportable event, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively.

The Company requested and received from Baker Tilly a letter, dated July 2, 2013, addressed to the Securities and Exchange Commission (the "Commission") stating that during the Company’s two most recent fiscal years and the subsequent interim period preceding Baker Tilly’s dismissal there were: (i) no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company, and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). A copy of the letter was filed as Exhibit 16.1 (which was incorporated by reference therein) to the Current Report on Form 8-K filed July 3, 2013.

Pre-approval of Audit and Non-Audit Services

Under our Audit Committee charter, the Audit Committee is required to pre-approve all auditing services (including providing comfort letters or consents in connection with securities underwritings) and permitted non-audit services to be performed for us by the independent registered public accounting firm. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audited services to a subcommittee consisting of one or more members, provided that any pre-approvals are reported to the full committee at its next scheduled meeting.

In addition, the Audit Committee has adopted a pre-approval policy whereby all services performed by the independent auditor are to be pre-approved. Each year, the Audit Committee approves an annual program of work for each of the audit and audit-related services to be performed by the independent auditor. Engagement-by-engagement pre-approval is not required except for exceptional or ad-hoc incremental engagements which would result in fees exceeding those pre-approved for the applicable category of service. If necessary, a work program for each category of service can be supplemented with additional pre-approved amounts after the Audit Committee reviews the additional services to be performed. The Audit Committee may also consider specific engagements in the “all other services” category on an engagement-by-engagement basis.

All services performed for the Company by BDO USA, LLP during 2014 were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2 TO RATIFY THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity relying on the information provided to it and on the representations made by management and the independent registered accounting firm.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2014, the Audit Committee (a) reviewed and discussed the audited financial statements with our management, (b) discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees), and (c) has received and reviewed the written disclosures and the letter from BDO USA, LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) regarding BDO USA, LLP communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Respectfully submitted:

T. Lawrence Way, Chair

Daniel K. Rothermel

John R. Miller

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PROPOSAL 3
A NON-BINDING ADVISORY NOTE ON
EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (“Section 14A”), requires that we include in this Proxy Statement the opportunity for our shareholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, the following resolution is being submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

As described in detail under “Compensation Discussion and Analysis,” the Board believes that the talents of our employees have a significant influence on our long-term success. Our compensation system plays a significant role in our ability to attract, retain and motivate a quality workforce. The Board believes that our current compensation program links executive compensation to performance, aligning the interests of our executive officers with those of our shareholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 20 and the tabular and other disclosures on executive compensation beginning on page 26 of this Proxy Statement.

As an advisory vote, this proposal is not binding upon us as a corporation. However, our Board and Compensation Committee, which are responsible for the design and administration of our executive compensation practices, value the opinions of our shareholders expressed through your vote on this proposal. The Board and Compensation Committee expect to take into account the outcome of this vote in considering future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” THE SAY-ON-PAY RESOLUTION.

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MANAGEMENT

The names, ages, positions and business backgrounds of each of the directors and executive officers of the Company are provided below.

OUR BOARD OF DIRECTORS AND MANAGEMENT

The Board members of the Company are:

Name	Director Since*	Position	Age	Term Expires:
Bhanu Choudhrie	2009	Director	36	2015
Daniel K. Rothermel	2009	Director, Lead Independent Director	77	2016
John R. Miller	2010	Director	68	2016
Jay S. Sidhu	2009	Director, Chairman and Chief Executive Officer	63	2015
T. Lawrence Way	2005	Director	66	2017
Steven J. Zuckerman	2009	Director	51	2017

*	Pre-2011 dates include services as a director of Customers Bank prior to its reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly-owned subsidiary of the Company (the “Reorganization”) on September 17, 2011.

Below are the biographies of our directors, as well as information on their experience, qualifications and skills that support their service as a director of the Company:

Jay S. Sidhu, Chairman and Chief Executive Officer – Age 63

Mr. Sidhu joined Customers Bank as Chairman and Chief Executive Officer in the second quarter of 2009. Before joining Customers Bank, Mr. Sidhu was the Chief Executive Officer of Sovereign Bank from 1989 and its Chairman from 2002 until his retirement on December 31, 2006. Mr. Sidhu was also the Chairman and Chief Executive Officer of SIDHU Advisors, LLC, a consulting firm from 2007 to 2009. Mr. Sidhu received Financial World’s CEO of the year award, and was named Turnaround Entrepreneur of the Year. He has received many other awards and honors, including a Hero of Liberty Award from the National Liberty Museum. Mr. Sidhu also serves as a Director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Sidhu has also served on the boards of numerous businesses and not-for-profits, including as a member of the board of Grupo Santander. He obtained an MBA from Wilkes University and is a graduate of Harvard Business School’s Leadership Course. Mr. Sidhu also helped establish the Jay Sidhu School of Business and Leadership at Wilkes University.

Mr. Sidhu’s demonstration of day-to-day leadership, combined with his extensive banking sector experience, provide the board with intimate knowledge of Customers Bank’s direction and strategic opportunities.

Daniel K. Rothermel, Director - Age 77

Mr. Rothermel has been the Chairman of the Board of Cumru Associates, Inc., a private holding company located in Reading, Pennsylvania, since January 1, 2013. Prior to that, and since 1989, he was President and Chief Executive Officer of Cumru Associates, Inc. Mr. Rothermel also served over twenty years on the board of directors of Sovereign Bancorp and Sovereign Bank. At Sovereign, he was lead independent Director and served on the Audit, Governance, and Risk Management Committee and was chairman of the Executive Committee. He is a graduate of The Pennsylvania State University with a B.S. in Business Administration (finance and accounting) and of the American University with a Juris Doctor.

Mr. Rothermel’s background as an attorney and general counsel, plus his extensive service as director of Sovereign Bank, provide unique and valuable perspective to the board.

John R. Miller, Director - Age 68

Mr. Miller, a retired CPA, has been a member of the Board of Trustees of Wilkes University since 1996, and in the immediate past served as Chairman of the Board, a position which he also held from 2005 to 2008. He has also been the Chairman of the Board of Trustees of the Osborn Retirement Community since 2006. Mr. Miller served in various capacities as an accountant at KPMG, LLP, a global accounting, tax and advisory firm, from 1968 to January 2005, including tenure as Vice Chairman from 1999 to 2004, as a

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member of the Board of Directors from 1993 to 1997, and as a member of the Management Committee from 1997 to 2004. He was the Chairman of the United States Comptroller General’s Governmental Auditing Standards Advisory Council from 2001 to 2008. He has received the Ellis Island Medal of Honor, recognizing distinguished Americans who have made significant contributions to the nation’s heritage. Mr. Miller is a graduate of Wilkes University with a B.S. in Commerce and Finance.

Mr. Miller’s 36 years of experience at KPMG, LLP and 7 years as Chairman of the US Comptroller’s General Auditing Standards Advisory Council have given him valuable experience and insight into auditing, accounting and financial reporting, making him a valuable asset to the board.

T. Lawrence Way, Director and Chairman of the Audit Committee – Age 66

Mr. Way was the Chairman and CEO of Alco Industries, Inc., a diversified industrial manufacturing company, from 2000 until his retirement on December 31, 2010. During his 34 year career with Alco Industries, Mr. Way held a variety of positions including that of Chief Financial Officer and President. He is a Certified Public Accountant, received a Masters in Business Administration from Mount St. Mary’s College, a Juris Doctor degree from Rutgers-Camden School of Law, and graduated from Tufts University. He has experience in varied areas of management, finance, operations, and mergers and acquisitions.

Mr. Way’s background as an attorney and Certified Public Accountant, as well as his experience leading a company through the current economic, social and governance issues as Chairman and Chief Executive Officer of Alco Industries, Inc., make him well-suited to serve on the board.

Steven J. Zuckerman, Director – Age 51

Mr. Zuckerman founded Clipper Magazine in 1983 as a junior at Franklin Marshall College in Lancaster, PA. He graduated with a BA in Business Management in 1985 and went on to build Clipper into a nationwide media company with over 1000 employees, publishing and direct mailing advertising magazines to 500 markets in 31 states. His subsidiary companies included Spencer Advertising, Total Loyalty Solutions, Clipper Web Development, and Clipper Graphics and Jaxxon Promotions. In 2003, he sold his company to Gannett Corporation, publishers of USA Today. He continued as CEO until June 2013.

Since 2013, he has been a partner and works in his real estate development firm, Oaktree Development Group, as well as owns and serves as managing partner of a minor league baseball team, The Lancaster Barnstormers.

Mr. Zuckerman’s experiences as an entrepreneur, owner of privately held business, investments in commercial real estate and in the advertising industry make him uniquely situated to provide the board with insight in the key areas of lending, marketing and customer strategies.

Bhanu Choudhrie, Director – Age 36

Mr. Choudhrie has served as a director of Customers Bank since July 2009, and was an original member of Customers Bancorp’s board. Mr. Choudhrie is a private equity investor with investments in the United States, United Kingdom, Europe and Asia. He has been Executive Director of C&C Alpha Group Limited, a London based family private equity group, since November 2006, and was the Executive Director of C&C Business Solutions Ltd. from June 2003 to November 2006. C&C Alpha Group was founded in 2002. The company, with global headquarters in London, has established offices in several countries. Its team comprises entrepreneurs, financial analysts, project developers, project managers and consultants. Additionally, Mr. Choudhrie is a director of Atlantic Coast Financial Corporation, the holding company for Atlantic Coast Bank, with main offices in Jacksonville, Florida. Mr. Choudhrie also currently serves as a Trustee of a United Kingdom registered charity – “Path to Success.”

As an executive of a UK-based firm with international private equity interests, Mr. Choudhrie provides the board with a strategic management and global market perspective.

Executive Officers

Richard A. Ehst, President and Chief Operating Officer – Age 68

Mr. Ehst joined Customers Bank as President and Chief Operating Officer in August 2009. Mr. Ehst was previously an Executive Vice President, Commercial Middle Market, Mid-Atlantic Division, of Sovereign Bank. Before this role, Mr. Ehst served as Sovereign Bank Regional President for Berks County from 2004 until 2009 and Managing Director of Corporate Communications for Sovereign from 2000 until 2004 where his responsibilities included reputation risk management and marketing services support systems. Mr. Ehst also began serving as a Trustee of Albright College in 2010 and also serves as a director of Pennsylvania Business Council, a director of Reading Health System Foundation, the Chair of the Pennsylvania Business Council Foundation and the Chair of the Pennsylvania Business Education Partnership. Before joining Sovereign Bank, Mr. Ehst was an independent consultant to more than

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70 financial institutions in the mid-Atlantic region, including Sovereign Bank, where he provided guidance on regulatory matters, mergers and acquisitions and risk management.

Mr. Ehst has extensive knowledge and lengthy experience in the banking industry, as well as superlative business development skills which provide significant value to the board.

Robert E. Wahlman, Executive Vice President, Chief Financial Officer – Age 59

Prior to joining the Company in August 2013, Mr. Wahlman served from March 2009 to May 2013 as the Executive Vice President and Chief Financial and Investment Officer of Doral Financial Corporation, a public bank holding company. He served from June 2003 to February 2009 as Chief Financial Officer of the following divisions and affiliates of Merrill Lynch & Co., a capital markets, advisory and wealth management company: U.S. Bank Group, Merrill Lynch Bank USA, and Merrill Lynch Bank and Trust. From January 2001 to June 2003, Mr. Wahlman worked as Controller of the U.S. Bank Group division of Merrill Lynch & Co. Prior to joining Merrill Lynch & Co., Mr. Wahlman served as the Controller and Chief Accounting Officer of CIGNA Corporation's four life insurance subsidiaries from September 1998 to January 2001. Mr. Wahlman is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics and History and a Master of Business Administration degree with a concentration in Finance from the University of Arkansas.

Glenn A. Hedde, Executive Vice President and President of Banking to Mortgage Companies – Age 54

Mr. Hedde is the President of Customers Bank Warehouse Lending. He joined Customers Bank in August 2009. Mr. Hedde was the President of Commercial Operations at Popular Financial Holdings, LLC from 2000 to 2008. During his time at Popular Financial, Mr. Hedde was a member of a senior leadership team with direct responsibility for management of $300+ million in warehouse lending. Additionally, Mr. Hedde was responsible for business development, risk management, collateral operations and compliance. Mr. Hedde worked in mortgage banking, business development and credit quality management for various companies including GE Capital Mortgage Services, Inc. and PNC Bank from 1992 through 2000.

Steven J. Issa, Executive Vice President, New England President and Market Chief Lending Officer – Age 60

Mr. Issa joined Customers Bank as Executive Vice President, New England Market President and Market Chief Lending Officer in May 2013. Prior to joining Customers Bank, Mr. Issa served as Executive Vice President and Managing Director of Commercial/Specialty Lending at Flagstar Bank from 2010 to 2013, where his responsibilities included being the Chief Lending Officer.   From 1997 to 2010, Mr. Issa was employed by Sovereign Bank, where he served as Regional President and Managing Director for the Southern New England Commercial, Specialty and Retail Banking Group, with direct responsibility for the Southern New England Market. Before joining Sovereign Bank, Mr. Issa held various executive positions with Fleet Bank and Shawmut Bank.  Mr. Issa is an active member of the Rhode Island community, presently serving on the boards of the Greater Providence Chamber of Commerce, Delta Dental of RI, Presidents Council at Providence College, Miriam Hospital and the Governor’s Commodore Advisory Boards. Mr. Issa holds an undergraduate degree in Accounting and an M.B.A. from Bryant University in Smithfield, Rhode Island.

BOARD GOVERNANCE

Board Leadership Structure

The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and the financial services industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development, and its execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between management and strategy development on the one hand and independent oversight on the other.

Daniel K. Rothermel, an independent director who serves as Chairman of the Nominating and Corporate Governance Committee, was selected by the Board of Directors to serve as the Lead Independent Director. As Lead Independent Director, Mr. Rothermel presides over all Board meetings when the Chairman is not present, and presides over meetings of the non-management directors held in executive session. The Lead Independent Director has the responsibility of meeting and consulting with the Chairman and Chief

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Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the Board meetings, and facilitating teamwork and communication between the non-management directors and management.

Risk Oversight

The Board of Directors believes that establishing the right “tone at the top” and full and open communication between management and the Board of Directors are essential for effective risk management and oversight. At each regular Board meeting, the directors receive a summary on areas of material risk to Customers Bank, including credit, market, liquidity, legal/compliance and operational risk. These summary reports are in a scorecard structure and they assist the directors in the early identification of risks. The Board of Customers Bank also created a Directors Risk Committee and a Management Risk Committee to monitor and oversee all risk of Customers Bank in a more detailed fashion. The Board can ask either committee to research issues and address any risk issues that merit additional focus and attention. These committees develop recommendations to manage risk and bring any material issues to the attention of the full Board.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to areas of financial reporting including those related to accounting regulation. The Audit Committee is composed of independent, non-executive directors free from any relationship that would interfere with the exercise of his or her independent judgment. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee reviews the independence and performance of the auditors and annually recommends to the Board of Directors the appointment of the independent auditors or approves any discharge of auditors when circumstances warrant. The chief internal auditor reports directly to the Audit Committee. The annual risk assessment and internal audit plan are approved by the Audit Committee. The Audit Committee performs other oversight functions as requested by the Board of Directors.

The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board of Directors organization and membership, and succession planning for our directors.

The Board also has a Risk Committee for the holding company which reports and assists the Board of Directors on overseeing and reviewing information regarding our enterprise risk management framework.

Director Independence

Of the directors of the Company who have served since January 1, 2014, each of Messrs. Choudhrie, Miller, Rothermel, Way and Zuckerman (who remain as current directors of the Company) is considered independent, as independence for Board members is defined under NASDAQ and the New York Stock Exchange. In determining these directors met the definition of an independent director, the Board of Directors considered routine banking transactions between Customers Bank or its affiliates and certain of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions we made to non-profit organizations with whom any of the directors are associated, and any transactions that are discussed under “Transactions With Related Parties.”

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Information about Board Committees

The table below highlights the current membership composition of our directors on our Board committees for the Company:

Nominating and
Name	Executive	Audit	Compensation	Risk	Corporate Governance
Daniel K. Rothermel	X	X	X	X*	X*
Jay S. Sidhu	X*			X
T. Lawrence Way		X*		X	X
Steven J. Zuckerman			X*		X
John R. Miller		X		X	X
Bhanu Choudhrie	X			X
*	Committee Chair

Committee Charters

Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have adopted charters which are available on our website, www.customersbank.com, by clicking on “About Us” and then “Corporate Governance.”

Meeting Attendance

In 2014, the Company’s Board of Directors met 14 times. Each of the Company’s 2014 directors attended 75% or more of the meetings of the full Board of Directors and the committees of the Board on which he served in 2014.

While we have no formal policy regarding director attendance at our Annual Meeting, we make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors, taking into account the directors’ schedules. We believe that Annual Meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend our Annual Meetings. Historically, more than a majority of the directors have done so.

Director Nominations

Our bylaws contain provisions that address the process by which a shareholder may nominate a director to stand for election to the Board of Directors at our Annual Meeting of Shareholders.

In evaluating director nominees, the Nominating and Corporate Governance Committee (the “Committee”) considers the following factors:

•	The appropriate size of our Board of Directors and its committees;
•	The perceived needs of the Board for particular skills, background, and business experience;
•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board; and
•	The nominees’ independence.

There are no stated minimum criteria for director nominees, and the Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert,” that a majority of the members of the Board meet the definition of “independent director” under NASDAQ and the New York Stock Exchange rules, and that one or more key members of management participate as members of the Board.

While we have no formal policy with respect to diversity on the Board, in order to enhance the overall quality of the Board’s deliberations and decisions the Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions, with varied skill sets and expertise.

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The Committee identifies nominees by first evaluating the current members of the expiring class of directors willing to continue in service. Current members of the expiring class with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by members of the expiring class with that of obtaining a new perspective. If any member of the expiring class does not wish to continue in service or if the Committee or the Board decides not to re-nominate a member for reelection, the Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The Committee has not in the past engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

The Committee will evaluate any recommendation for a director nominee proposed by a shareholder. In order to be evaluated in connection with the Committee’s procedures for evaluating potential director nominees, any recommendation for director nominee must be submitted in accordance with our procedures for shareholder nominees described below. In particular, all nominations made by a shareholder must be made in writing, delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Company (at our corporate headquarters in Wyomissing, Pennsylvania) and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to any meeting of the shareholders called for the election of directors. If the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (by press release reported by a national news service or an SEC filing pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) is first made by the Company of the date of the annual meeting.

Every nomination must include: (a) the consent of the person nominated to serve as a director if elected; (b) the name, age, business address and residence address of the nominee; (c) the principal occupation or employment of the nominee; (d) the class and number of shares of the Company beneficially owned by the nominee; (e) the name and address of the notifying shareholder; (f) the class and number of shares of the Company owned by the notifying shareholder; (g) any option, warrant, convertible security, stock appreciation right, or other derivative positions held or beneficially held (directly or indirectly) by such shareholder and such beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic profit of such shareholder or such beneficial owner with respect to the Company’s securities; (h) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company or has granted any such right to any person or persons; (i) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by shareholder and the reasons for such nomination; (j) all information that would be relevant to a determination by the Board of Directors in its sole discretion as to whether the nominee proposed by such shareholder is “independent” within the meaning of all applicable securities law, and stock exchange requirements; (k) all information that would be relevant to a determination by the Board of Directors (or any relevant committee) in its sole discretion as to whether the nominee proposed by such shareholder meets the standards for Board membership set forth by the Board of Directors (or any committee thereof) in any publicly available documents, and (l) all other information relating to the nominee and the notifying shareholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 there under (including such person’s written consent to being named in the proxy statement as a nominee). Additionally, the nomination must be accompanied by the nominee’s acknowledgement and agreement (in form reasonably acceptable to the Board of Directors) that (x) he or she is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; and (y) if elected, he or she would meet and comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has responsibility for identifying and evaluating candidates for director and recommending the nomination of directors to the full Board. This Committee:

•	Reviews and assesses the adequacy of our corporate governance guidelines, personal codes of conduct and related internal policies and guidelines;
•	Assists the Board in interpreting and applying corporate governance guidelines, and recommends any proposed changes to the Board of Directors for approval; and
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•	Makes recommendations to the Board regarding non-management director compensation.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee in 2014 was independent as defined under NASDAQ and New York Stock Exchange rules.

While the Nominating and Corporate Governance Committee held no formal meetings during 2014, the members of the Nominating and Corporate Governance Committee took action in connection with the fulfillment of their duties as described above during a Nominating and Corporate Governance Committee meeting in February of 2015.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. For this purpose, the Audit Committee performs several functions:

•	Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;
•	Maintains responsibility for the appointment, compensation, oversight, retention and termination of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;
•	Establishes, maintains and oversees procedures to facilitate the receipt, retention and treatment of complaints received from third parties regarding accounting, internal accounting controls, or auditing matters;
•	Reviews and discusses, with our independent registered public accounting firm, the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls and significant changes in internal controls reported by the independent auditor or management, and receives reports from management regarding the Company’s internal controls and procedures;
•	Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements;
•	Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;
•	Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report;
•	Reviews the quarterly financial statements and earnings press releases;
•	Reviews and approves any related party transactions; and
•	Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16 (communications with the Audit Committee) and any formal written statements received from the independent registered public accounting firm.

The Board of Directors has determined that each member of the Audit Committee in 2014 was independent as independence for Audit Committee members is defined under the NASDAQ and NYSE rules, and has further determined that Mr. Miller is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee held 11 meetings during 2014.

Risk Committee

The Risk Committee reports and assists the Board of Directors in overseeing and reviewing the information regarding our enterprise risk management framework, including the policies, procedures and practices employed to manage credit risk, market risk, operational risk, legal/regulatory risk, information technology risk, cyber security risk and regulatory risk. For this purpose, the Risk Committee performs the following functions:

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•	Reviews and approves the charters of the Board Risk Committee, Management ALCO and Management Risk Committees. The Committee reviews and approves our significant risk assessment and risk management policies. In addition, the Committee retains the ability to authorize management to develop and implement any additional policies relating to risk assessment and management;
•	Receives information from the Chief Credit Officer and discusses matters related to the management of credit risk as appropriate;
•	Receives information from the Chief Executive Officer, Chief Financial Officer and director of Enterprise Risk Management regarding the activities of Management and ALCO Committee and discusses matters related to the management of market risk and our aggregate risk profile as appropriate;
•	Receives information from the Chief Auditor regarding matters related to risk management throughout the enterprise as appropriate;
•	Receives information from the General Counsel regarding matters related to Legal and Compliance risk;
•	Identifies and prioritizes the risk factors and projected mitigation strategies associated with each CAMELS+ component. In so doing, the Committee has assigned responsibility of each risk factor to management and will continue to monitor our performance and controls;
•	Receives information regarding the allowance for loan and lease loss estimation methodology and estimates;
•	Identifies key ratios and established risk tolerance thresholds in order to assess the current and projected level of risk; and
•	Reviews the overall enterprise risk priorities and discusses the strategic initiatives required to improve our risk profile. As part of these reviews, discusses both internal and external factors that could impact the risk portion of the enterprise.

The Risk Committee held 14 meetings during 2014.

Compensation Committee

The Committee is charged with the responsibility of overseeing the Company's compensation philosophy of compensating officers and key management personnel of the Company at a level sufficient to attract, motivate, and retain the talent needed to achieve the short-term and long-term goals of the Company. The Committee determines that the officers and key management personnel of the Company are compensated with salary, supplemental and incentive compensation, and benefits that are consistent with such philosophy.

The Committee duties include:

1.	Review, evaluate, and recommend to the Board the compensation of, and benefits provided to, the Company's executive officers, including the Chief Executive Officer, at least annually, and report to the Board concerning its recommendations for final Board approval; provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation.
2.	The Committee will consider the effectiveness of risk management strategies utilized during the year and the value of similar incentives to the senior executive officers of comparable companies.
3.	The Committee shall review and approve corporate goals and objectives relevant to the compensation of the executive officers, evaluate the performance of the executive officers in light of those goals and objectives, and approve the level of the executive officers' compensation based on that evaluation, subject to final approval by the Board.
4.	Administer the Company's stock option or other equity incentive plans, including without limitation, making grants (subject to final approval by the Board) and monitoring awards under such plans, Interpreting the terms of such plans and taking such other actions as contemplated by such plans.
5.	Review and advise on: (i) general salary, (ii) employee benefits, and (iii) other general compensation matters, with the Company's management.
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6.	Annually review and assess compensation programs to determine if they expose the Company to unnecessary or excessive risk and to implement policies and practices that may help manage and monitor such risk within acceptable parameters.
7.	Review and discuss with management the Compensation Discussion and Analysis ("CD&A") and related disclosures to be included in the Company's annual proxy statement or annual report on Form 1O-K ("SEC Filings") and, based thereon, determine whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K.

For additional details regarding the Compensation Committee’s role in determining executive compensation, please see “Executive Compensation; Compensation Discussion and Analysis” beginning at page 20 of this Proxy Statement.

The Board of Directors has determined that each member of the Compensation Committee in 2014 was independent as independence for Compensation Committee members is defined under the NASDAQ and New York Stock Exchange rules.

The Compensation Committee held four meeting during 2014.

Consultants, Legal Counsel and Other Advisers:

1.	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.
2.	The Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.
3.	The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee.
4.	The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the following factors:
i.	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;
ii.	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;
iii.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;
iv.	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;
v.	any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and
vi.	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.

Compensation Consultant

In 2014, the Compensation Committee retained VistraPartners, LLC (“VistraPartners”) to provide compensation analysis for the Company’s 2013/2014 compensation. The services provided included compensation analysis, preparation of a report that compared each named executive officer’s compensation to peer group executive compensation, and having a representative attend meetings of the Compensation Committee and the Board of Directors as appropriate to discuss executive compensation. The Company paid VistraPartners $96,000 for services rendered in connection with their engagement as a compensation consultant for the year ended December 31, 2014. The Compensation Committee has determined that a conflict of interest does not exist.

Compensation Committee Interlocks and Insider Participation

Except for the relationship of Mr. Zuckerman described below, none of the members of our Compensation Committee had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act nor any other interlocking

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relationships as defined by the SEC. Mr. Zuckerman holds 25% of issued and outstanding stock of Jaxxon Promotions, Inc. For the year ended December 31, 2014, Customers Bank paid $46,900 to Jaxxon Promotions, Inc. for marketing services.

For the year ended December 31, 2014, the Company has paid approximately $11,300 to Jastrem Premium Landscapes. An immediate family member of an Executive Vice President of the Bank is the sole proprietor of Jastrem Premium Landscapes.

Risk Assessment of Compensation Policies and Practices

Our management team, with the assistance of compensation consultant VistraPartners, conducted an assessment of the risks related to or arising from our compensation policies and practices. The Compensation Committee reviewed and discussed this risk assessment with management and VistraPartners. Based on this assessment, the Compensation Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Code of Ethics and Business Conduct

Each of our directors, officers and employees are required to comply with the Customers Bancorp, Inc. Code of Ethics and Business Conduct adopted by us (“Code of Conduct”). The Code of Conduct sets forth policies covering a broad range of subjects and requires compliance with laws and regulations applicable to our business. The Code of Conduct is available on our website at www.customersbank.com, under the “About Us-Corporate Governance-Code of Conduct” captions. We will post to our website any amendments to the Code of Conduct, or waiver from the provisions thereof for executive officers or directors, under the “About Us-Corporate Governance-Code of Conduct” caption.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program and addresses how we made executive compensation decisions for our senior executive officers during fiscal year 2014. The senior executive officers covered by this Compensation Discussion and Analysis are the “named executive officers” set forth in the Summary Compensation Table beginning on page 26 of this proxy statement (“Summary Compensation Table”).

Compensation Objectives and the Focus of Compensation Rewards

Our approach to compensation is to produce long-term profitable growth by using specific measures that relate to shareholder return and support the company strategy, including:

•	Return On Equity
•	Return on Assets
•	Growth in earnings
•	Quality of assets (credit quality)
•	Expenses relative to total assets

Our compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that maximizes corporate performance while ensuring that these programs do not encourage unnecessary or excessive risks that threaten the value of the Company. We seek to align individual performance with long-term strategic business objectives and shareholder value, and believe that the combination of executive compensation provided fulfills these objectives.

Currently, our executive compensation program has three key elements: (1) salary, (2) bonus, and (3) long-term equity incentives. The mix of short term performance incentives versus long term incentives are reviewed annually by the Compensation Committee with the intention of achieving a reasonable balance of those incentives. However, we do not have set percentages of short term versus long term incentives. We also do not have a policy with respect to the mix between the cash and equity components of executive compensation, although as noted below certain portions of the annual bonus are paid in stock and subject to a vesting period before payout.

Compensation philosophy is ultimately determined by the Board of Directors, based upon the recommendations of the Compensation Committee, which is comprised solely of independent directors as defined by the rules of the New York Stock Exchange. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of other executive officers,

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but does not participate in establishing his own compensation. As part of this process, the Compensation Committee reviews a report provided by its compensation consultant, VistraPartners, LLC (“Consultant”) that compares each named executive officer’s compensation to peer group executive compensation (“Report”).

The guiding principle of our compensation philosophy is that the compensation of executive officers should be based primarily on the financial performance of the Company, and partially on individual performance. While this “pay-for-performance” philosophy requires the Compensation Committee to first consider our profitability, return on equity, strength of balance sheet, quality of assets, and growth rate in earnings, the Compensation Committee takes steps not to reward excessive risk taking. These principles are reflected in the specific elements of the compensation program, particularly the bonus and long-term equity income programs, as described below.

Peer Group Companies

When developing the peer group, Compensation Committee considers Eastern United States Regional Banks that are similar to the bank in size and scope of operations. Key metrics considered in evaluating performance include total assets, earnings growth, return on assets and return on equity, reserves on non-performing loans, expenses relative to average assets and total revenue per person. Generally, banking organizations that fall in the range from $3 billion to $8 billion in asset size are considered comparable. The Compensation Committee generally seeks to provide salary and bonus compensation to the named executive officers at approximately the median of the reported compensation information from the Peer Group Banks to establish salary and bonus levels for the named executive officers. The Compensation Committee retains the flexibility to consider, in its sole discretion, various subjective factors when making compensation decisions and took in consideration the company’s performance relative to the Peer Group as reported in the table below.

2014 Performance Customers Bancorp, Inc. vs. Peer Group	Assets	Earnings Growth	ROAE (YTD AVG)	ROAA (YTD AVG)	NPA’s Total Assets	Reserves/ NPL’s	Total Expense/Avg Assets	Total Revenue/FTE
Peer Group Average	$5,128	3%	7.94%	0.90%	1.26%	117.09%	2.80%	$221
Peer Group Median	$4,982	1%	8.77%	0.92%	1.00%	96.91%	2.89%	$213
Customers Bancorp, Inc.	$6,825	19%	10.39%	0.78%	0.45%	289.50%	1.76%	$420

The guiding principle of our compensation philosophy is that the compensation of executive officers should be based primarily on the financial performance of the Company, and partially on individual performance.

Customers Bancorp, Inc. Compensation Philosophy

Team Members are our most important resource. — This is an essential Core Value for us at Customers Bancorp, Inc., and it is our touchstone in determining fair and responsible compensation programs. Reflecting our Vision, Mission, Values, and Culture, our financial performance, and the economic conditions of our marketplace; our philosophy is to compensate all Team Members at a level sufficient to attract, motivate, and retain the talent we need to achieve the short-term and long-term goals of the business.

Philosophy built on six core compensation principles

In determining compensation levels, we consider the key drivers to be:

1.	We will not create incentives that foster inappropriate risk nor pay excessive compensation. All compensation elements comply with appropriate regulations and sound compensation practices, which neither pay excessive compensation nor encourage inappropriate risk-taking.
2.	Fairness is used in determining pay levels. Fairness is vital in all compensation actions. Customers Bancorp, Inc. does not discriminate on the basis of race, gender, religion, national origin, veteran status, handicap, or sexual orientation in determining pay levels. Demonstrated performance, skills, commitment and results determine pay levels.
3.	We Pay for Performance. Our philosophy is largely performance-based. For Team Members in similar positions, we strive to award our strongest performers the most pay. Our incentive plans are carefully designed to drive improved individual and business performance.
4.	Level of impact on the Corporation. Not all positions are created equal. The job structure assists us in providing internal equity among positions and ensures that we can maintain fairness in our compensation practices across divisions within the Bank.
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5.	We pay “at market.” The market sets the framework for opportunity, and achievement drives the payouts. Our philosophy is to provide market competitive compensation.
6.	Our ability to pay drives the programs. Profitability is a key driver in determining compensation opportunity. We ensure that our plans provide an appropriate return to the Bank, in addition to appropriately compensating successful performance.

While this “pay-for-performance” philosophy requires the Compensation Committee to first consider our profitability, the Compensation Committee does not intend to reward unnecessary or excessive risk taking. These principles are reflected in the specific elements of the compensation program, particularly the bonus and long-term equity income programs, as described below.

Role of the Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities regarding our compensation and benefit plans and practices. Authority granted to the Compensation Committee is established by the Board of Directors and also set forth in the Charter of the Compensation Committee. In 2014, the Compensation Committee strongly considered the recommendations of the Chief Executive Officer regarding the other named executive officers. The recommendations of the Compensation Committee were presented for discussion and final approval at meetings of the full Board of Directors.

Specific Elements of the Compensation Program

Described below are the key elements of our compensation program for the named executive officers.

Salary

We believe that a key objective of the salary structure is to maintain reasonable “fixed” compensation costs, while taking into account the performance of the named executive officers. Base salaries are reviewed annually by the Compensation Committee to determine if any base pay changes should be made for the named executive officers. Base pay changes, if any, are normally determined after considering the executive’s current base pay position relative to the peer group as reflected in the base salaries Report, our performance, the individual’s contribution to that performance for the prior year, the national and regional economic conditions, their effect upon us and how the executive has dealt with them within his or her area of responsibility. In February 2014, the Compensation Committee reviewed the Report and, based on the recommendation of the Consultant, determined to increase the 2014 base salaries of the named executive officers, and not to increase the base salaries of the named executive officers in 2015, which decision was ratified by the Board of Directors and is disclosed in the Summary Compensation Table for 2014. The Company’s salaries were generally near or below the median salary for the peer group for their position. In making this decision to increase salaries for 2014, the Compensation Committee considered the strong performance of Customers Bank, including strong growth in assets, growth in earnings, and a high quality balance sheet, along with the Chief Executive Officer’s leadership in driving this performance to award Salary and Bonus opportunities for the named executive officers in 2014. In February 2015 the Compensation Committee reviewed the company strategies for 2015 and decided to hold base salaries for the named executives constant for 2015 and to rely on bonus opportunities to reward performance.

Bonuses

Bonuses are designed to motivate executives by rewarding performance. For all of the named executive officers other than Mr. Hedde, bonuses for 2014 were determined at the discretion of the Compensation Committee, which considered our financial performance, including strong growth in assets, loans, customer base and return on equity, along with the recommendations of the Chief Executive Officer with regard to the other named executive officers. The decision of the Compensation Committee for 2014 bonuses was ratified by our Board of Directors. Based on these considerations, in February 2014 the Compensation Committee reviewed the Report and determined to pay a bonus to these named executive officers that was near the median bonus of the peer group for their position, which decision was ratified by the Board. The Chief Executive Officer also recommended bonuses for the other executive officers, which was based on their respective contributions to the performance of the areas for which they are responsible. The amount of these cash bonuses for 2014 is disclosed in the footnotes to the “Bonus” column of the Summary Compensation Table for each of the named executive officers. The bonus award was paid 75% in cash and 25% in restricted stock units that vest on the third anniversary of the award date. The three year vesting restricted stock units is used as a compensation tool to incent managers to think like shareholders and help ensure longer-term stability of Executives with the Bank.

The 2014 bonus for Mr. Hedde is based on a bonus pool, which is a percentage of the net profit of the mortgage warehouse division, which bonus pool is to be allocated among the employees of this division. Mr. Hedde’s share of this bonus pool was determined by discussion between Mr. Hedde and the Chief Executive Officer in 2014 following the determination of the amount of the bonus pool, which amount was presented to the Compensation Committee as a recommendation from the Chief Executive Officer, and was also

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ratified by the Board. This bonus was paid 75% in cash and 25% in restricted stock units that vest on the third anniversary of the date of the award. The restricted stock portion was implemented to encourage a long-term view for the operation of this division.

The named executive officers were also given the opportunity to participate in our Bonus Recognition and Retention Plan, where they can defer the receipt of a portion of their cash bonus to receive restricted stock units in lieu of cash, which restricted stock units will vest if the executive officer continues to be employed for five years after the date of the bonus award. See “Bonus Recognition and Retention Plan” for a description of this plan, along with the footnotes to the Summary Compensation Table for a description of the deferrals made by the named executive officers under this plan for their 2014 bonuses. These awards of stock units are subject to forfeiture if the executive does not remain employed over the five-year vesting period, which serves to incentivize and retain executives.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is intended to motivate and retain executives and reward them based on long-term company performance. The Compensation Committee believes that equity- based incentive arrangements are among the most effective means available to the Company of aligning the interests of executives with the objectives of shareholders generally, and of building their long-term commitment to the organization. Our shareholders have approved the Management Stock Purchase Plan, the 2010 Stock Option Plan, the Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan, and the Bonus Recognition and Retention Program (referred to collectively as “equity compensation programs”).

Our equity compensation programs permit the Compensation Committee to grant stock options, restricted stock, and other types of awards on a discretionary basis, subject to ratification by the Board of Directors. Upon determination of our performance for the prior fiscal year, in February of each year the Compensation Committee assesses if it will grant long-term equity awards, although it may grant awards at any time of the year in its discretion for new hires, outstanding performance or otherwise. Options are granted to reward the executive for transactions to increase the value of the Company, and the structure of these options also serves to retain and incentivize the executive due to the five year vesting of these options.

Perquisites, Post Retirement and Other Elements of Compensation for Executive Officers

In order to attract and retain qualified executives, we provide executives with a variety of benefits and perquisites, consisting primarily of retirement benefits through a 401(k) plan, executive life insurance, and the use of automobiles. Details of the values of these benefits and perquisites that were paid to the named executive officers in 2014 may be found in the footnotes and narratives in the Summary Compensation Table.

Employment and Other Agreements

The Compensation Committee believes that it is in the best interest of the Company to promote stability and continuity of senior management. The Compensation Committee seeks to obtain this goal by providing reasonable assurance to certain of its senior executives so they are not distracted from their duties, especially in light of the uncertainty caused by adverse market conditions and the continued consolidation in the banking industry. These employment agreements provide for severance to be paid to the executives in connection with a termination of employment, including severance following a change of control. A summary of the estimated payments to be made as a result of these severance and change of control provisions are described under “Potential Payments upon a Change of Control”. All of these agreements that provide for severance payments following termination in connection with a change in control are structured as “double triggers” based on the Compensation Committee’s determination that such payments should only be made if we terminate the employee in connection with a change in control. For the foregoing reasons, we also adopted a Supplemental Executive Retirement Plan for Mr. Sidhu. See “Employee Benefits – Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” and the “Pension Benefits” table for more information on this plan for Mr. Sidhu.

Employee Benefits

We provide health, life, vision and dental insurance, and matching 401(k) contributions, on terms similar to those provided to employees generally. See “Insurance” and “401(k) Retirement Savings and Profit Sharing Plan” below. We also provide Messrs. Sidhu and Ehst with automobiles they primarily use for business purposes, and provide car allowances for Messrs. Wahlman and Issa. We provide country club memberships for Messrs. Sidhu and Wahlman, and reimbursed relocation expenses for Mr. Wahlman.

401(k) Retirement Savings and Profit Sharing Plan

Customers Bank has a 401(k) profit sharing plan whereby eligible employees may contribute up to 15% of their salary to such plan. Customers Bank provides a matching contribution equal to 50% of the first 6% of the contribution made by the employee. Employer contributions for the year ended December 31, 2014 were approximately $973,000.

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Insurance

All eligible full-time employees of Customers Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and prescription drug plans. Customers Bank pays the total cost of such plans for employees with the exception of the major medical and the prescription drug plan, in which cost sharing and co-payments are required by the employees.

Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer

Pursuant to Mr. Sidhu’s employment agreement, we established a supplemental executive retirement plan (“SERP”) for Mr. Sidhu in 2010. The SERP is a deferred compensation plan whereby we created a reserve account on our books for Mr. Sidhu. During the third quarter of 2010, we credited an amount to this account that was sufficient to create a hypothetical fund that would provide payments of $300,000 per year for fifteen years commencing on Mr. Sidhu’s sixty-fifth birthday, assuming a rate of return of 7% per year, compounded annually. Additionally, we will credit the account with any gains or losses as if we had deposited the amounts in certain investment funds selected by Mr. Sidhu. Mr. Sidhu’s is now fully vested in the SERP.

Mr. Sidhu’s entire interest in the account will be paid to him in fifteen annual installments beginning generally upon the later of (a) his separation from service with us, or (b) his sixty-fifth birthday. Any portion of Mr. Sidhu’s interest in the account remaining upon his death will be paid to his beneficiary in a single lump sum. In the event of Mr. Sidhu’s death prior to the later of (a) his separation from service with us, or (b) his sixty-fifth birthday, $3.0 million will be paid to his beneficiary in a single lump sum in lieu of the installment payments described above.

These obligations under the SERP will be general unsecured obligations by us to pay money in the future. Mr. Sidhu will have no rights to any assets or investments held by us to meet our obligations under the SERP, except as a general creditor of us.

Consideration of Risk

Our compensation methods are discretionary and balance short and long-term goals for our executive officers. The Compensation Committee strives to provide strong incentives to manage us for the long-term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a fair mix of quantitative and qualitative factors to avoid excessive reliance on a single performance measure. As a matter of best practice, beginning in 2010, the Compensation Committee began to annually review the relationship between the risk management practices and the incentive compensation provided to the named executive officers to confirm that the incentive compensation does not encourage unnecessary and excessive risk.

Risk Management Checks and Balances

The Compensation Committee believes that the design and governance of our executive compensation program are consistent with best practices in risk management. The design of the executive compensation program supports our risk management goals through an interlocking set of checks and balances.

•	Rather than determining incentive compensation awards based on a single metric, the Committee applies its informed judgment taking into account factors such as quality and sustainability of earnings, successful implementation of strategic initiatives and adherence to risk and compliance policies and our other core values.
•	To further ensure that executive officers are focused on long-term performance, a significant portion of our incentive awards (including bonuses paid in stock) are provided as long-term equity awards that do not become earned and paid until three to five years after the grant date.
•	Use of equity awards aligns executive officers’ interests with the interests of shareholders, and their significant stock ownership further enhances this alignment.

The compensation program encompasses the following elements:

•	A Compensation Committee Charter and an over Compensation Philosophy that is reviewed annually;
•	A structure in place to align long term incentives for executives and team members with shareholder interests;
•	Specific performance measures that directly relate to shareholder return and support the company strategies drive the compensation levels including:
o	Return On Equity
o	Return on Assets
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o	Growth in earnings
o	Quality of assets (credit quality)
o	Expenses relative to total assets
o	Results compared to Profit Plan and company strategic plan
•	Peer group for comparison of executive compensation includes high performance regional banks in Mid Atlantic and Northeast with assets between $3 B and $8 B.
•	Employment /Change in Control Agreements are limited to top management.
•	Claw back agreements are used for all bonus payments.

Together, these features of the executive compensation program are intended to:

•	Align management decision making with creating long-term, sustainable value for shareholders;
•	Ensure that compensation opportunities do not encourage excessive risk taking; and
•	Provide appropriate levels of realized rewards over time.

Compliance with Section 409A of the Internal Revenue Code

The executive compensation arrangements are intended to be maintained in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements and tax penalties on the affected employees if their deferred compensation arrangements do not comply with those restrictions.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee:

Steven J. Zuckerman, Chair

Daniel K. Rothermel

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SUMMARY COMPENSATION TABLE (1)

The table below sets forth the compensation for each of the named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012.

					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
	Year	($)	($) (2)		($) (8)	($) (9)	($) (10)	($) (2)
Jay S. Sidhu	2014	600,000	825,000	(3)	62,500	—	10,218	1,497,718
Chairman & CEO	2013	500,000	687,500	(3)	—	1,957,971	16,262	3,161,733
	2012	500,000	767,307	(3)	2,666,661	2,175,332	24,593	6,133,893
Richard A. Ehst	2014	400,000	212,500	(4)	32,812	—	7,481	652,793
President & COO	2013	350,000	185,938	(4)	—	293,697	5,783	835,418
	2012	320,000	234,736	(4)	666,666	326,299	10,000	1,557,701
Robert E. Wahlman	2014	325,000	240,625	(5)	19,750	97,680	102,437	785,492
Executive Vice President & CFO	2013	128,588	59,250	(5)	—	75,012	9,208	272,058
Glenn A. Hedde	2014	240,000	400,000	(6)	60,000	—	5,587	705,587
Executive Vice President &	2013	210,000	240,000	(6)	409,505	—	6,300	865,805
President of Banking to Mortgage Companies	2012	200,000	273,000	(6)	538,423	—	5,954	1,017,377
Steven J. Issa	2014	300,000	220,000	(7)	92,980	24,420	19,800	657,200
Executive Vice President/ Chief Lending Officer

(1)	The following columns are intentionally omitted from this table: Non-Equity Incentive Plan Compensation, Change in Pension Value, and Nonqualified Deferred Compensation Earnings.
(2)	Amounts in 2012 have been revised to reflect full bonuses paid to the executives for the respective periods including cash paid and the grant date fair value of any stock and related Company match granted in lieu of cash at the election of the executive, as calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(3)

Mr. Sidhu earned a bonus of $600,000 for 2014. Of this amount, he received $225,000 in cash, $75,000 in restricted stock units, and elected to defer $300,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five year vesting period, he will receive his deferred bonus, along with a company match of $300,000 ($600,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Sidhu earned a bonus of $500,000 for 2013. Of this amount, he received $187,500 in cash, $62,500 in restricted stock units, and elected to defer $250,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $250,000 ($500,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Sidhu earned a bonus of $500,000 for 2012. Of this amount, he received $250,000 in cash and elected to defer $250,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $250,000 ($500,000 in total), in the form of 34,722 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 34,722 shares. If Mr. Sidhu does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(4)

Mr. Ehst earned a bonus of $200,000 for 2014. Of this amount, he received $112,500 in cash, $37,500 in restricted stock units, and elected to defer $50,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $50,000 ($100,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Ehst earned a bonus of $175,000 for 2013. Of this amount, he received $98,438 in cash, $32,812 in restricted stock units, and elected to defer $43,750 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $43,750 ($87,500 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If

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Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Ehst earned a bonus of $180,000 for 2012. Of this amount, he received $135,000 in cash and elected to defer $45,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $45,000 ($90,000 in total), in the form of 6,250 shares of Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those 6,250 shares. If Mr. Ehst does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

(5)

Mr. Wahlman earned a bonus of $175,000 for 2014. Of this amount, he received $65,625 in cash, $21,875 in restricted stock units, and elected to defer $87,500 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $87,500 ($175,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Wahlman does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Wahlman earned a bonus of $79,000 for 2013. Of this amount, he received $59,250 in cash and $19,750 in restricted stock units.

(6)

Mr. Hedde earned a bonus of $320,000 for 2014. Of this amount, he received $144,000 in cash, $48,000 in restricted stock units, and elected to defer $128,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $128,000 ($256,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Hedde does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Hedde earned a bonus of $200,000 for 2013. Of this amount, he received $40,000 in cash, $60,000 in restricted stock units, and elected to defer $100,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $100,000 ($200,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Hedde does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.

Mr. Hedde earned a bonus of $682,505 for 2012. Of this amount, he received $273,000 in cash and $409,505 in restricted stock units. These restricted stock units will become 100% vested on the third anniversary of the date of grant. The award of the restricted stock units occurred in March 2013 and is considered 2013 compensation.

(7)	Mr. Issa earned a bonus of $200,000 for 2014. Of this amount, he received $120,000 in cash, $30,000 in restricted stock units and elected to defer $50,000 under the BRRP in the form of an equivalent number of restricted stock units. After a five-year vesting period, he will receive his deferred bonus, along with a Company match of $50,000 ($100,000 in total), all in the form of shares of our Voting Common Stock plus any shares resulting from the deemed reinvestment of dividends on those shares. If Mr. Issa does not remain employed by us during the five-year vesting period, he will forfeit the right to receive those shares.
(8)	Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the stock awards described in footnotes 3-7 above. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2014 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).
(9)	Represents the aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, of option awards. The grant date fair values have been determined based on the assumptions and methodologies set forth in our 2014 financial statements (NOTE 14 - SHARE-BASED COMPENSATION PLANS).
(10)	The amounts listed in this column include matching 401(k) contributions paid under our 401(k) Retirement Savings and Profit Sharing Plan for each of Messrs. Sidhu, Wahlman, Issa, and Hedde; car allowance, country club membership, and relocation expenses for Mr. Wahlman; car allowance for Mr. Issa; and a country club membership for Mr. Sidhu and Mr. Wahlman. We provide Messrs. Sidhu and Ehst with automobiles which they primarily use for business purposes. All Other Compensation for Messrs. Sidhu and Ehst also includes the value attributable to their personal use of these automobiles in 2014, 2013, and 2012 (Mr. Sidhu only).

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GRANTS OF PLAN-BASED AWARDS (1)

The following table sets forth certain information regarding awards granted to each of our named executive officers with respect to 2014:

		All other stock awards: Number of shares of Common Stock	All other option awards: Number of shares of Common Stock underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards
Name	Grant Date	(#)	(#)	($/Share)	($)(2)
Jay S. Sidhu	02/20/2014	31,861	—	—	562,347
Richard A. Ehst	02/20/2014	6,816	—	—	120,302
Robert E. Wahlman	02/20/2014	1,119	—	—	19,750
	02/20/2014	—	22,000	17.65	97,680
Glenn A. Hedde	02/20/2014	14,727	—	—	259,932
Steven J. Issa	02/20/2014	5,268	—	—	92,980
	02/20/2014	—	5,500	17.65	24,420
(1)	The following columns are intentionally omitted from this table: Estimated Future Payouts under Non-Equity Incentive Plan Awards, and Estimated Future Payouts under Equity Incentive Plan Awards.
(2)	Represents the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of these option or stock awards. The grant date fair value has been determined based on the assumptions and methodologies set forth in the consolidated financial statements included in NOTE 14-SHARE-BASED COMPENSATION PLANS of our Annual Report on Form 10-K for the year ended December 31, 2014.

Amended and Restated 2004 Incentive Equity and Deferred Compensation Plan

At our annual meeting in 2012, our shareholders approved the amendment and restatement of our 2004 Plan, primarily to reflect changes effectuated by the Reorganization and increase the number of shares authorized to be issued pursuant to grants under the 2004 Plan. The purpose of the 2004 Plan is to promote the success and enhance our value by linking the personal interests of the members of the board of directors and our employees, officers and executives to those of our shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to our shareholders. The 2004 Plan is further intended to provide us flexibility to motivate, attract and retain the services of members of our board of directors, employees, officers and executives.

The 2004 Plan is administered by the Compensation Committee of the board of directors. It provides for the grant of options, some or all of which may be structured to qualify as incentive stock options under Section 422 of the Code (“ISOs”) if granted to employees, and for the grant of stock appreciation rights, restricted stock and unrestricted stock up to a total of 2,750,000 shares of common stock. As of December 31, 2014, 1,646,661 shares were available for grant under the 2004 Plan. Unless sooner terminated by the board, the 2004 Plan will expire on September 6, 2021, which is ten (10) years from the date the 2004 Plan was last approved by our shareholders.

Amended and Restated 2010 Stock Option Plan

In December 2010, our shareholders approved the 2010 Stock Option Plan, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization. The 2010 Stock Option Plan provides for the grant of stock options to our management personnel, other employees and non-employee members of the Board of Directors. The purpose of the 2010 Stock Option Plan is to promote our success and enhance our value by linking the personal interest of our employees, officers, executives and non-employee directors to those of our shareholders and by providing those individuals with an incentive for outstanding performance in order to generate superior returns to shareholders. The 2010 Stock Option Plan provides flexibility for us to motivate, attract, and retain the services of our employees, officers, executives and non-employee directors upon whose judgment,

28

interest and special effort the successful conduct of our operations largely depend. The options can take the form of either tax-qualified ISOs or non-qualified stock options (“NQOs”), although only NQOs may be granted to non-employee directors.

The 2010 Stock Option Plan consists of a pool of 3,666,667 shares of our Voting Common Stock and Class B Non-Voting Common Stock. At December 31, 2014, 863,456 shares were available for grant under this plan. The 2010 Stock Option Plan is administered by the Compensation Committee of the Board of Directors or, in certain cases, by the full Board of Directors. The maximum number of shares underlying options granted to any single participant during a fiscal year shall be 2,444,445 shares of common stock. All employees are potentially eligible to receive options under the 2010 Stock Option Plan. In making determinations regarding the potential eligibility of any employee, the Compensation Committee may take into account the nature of the services rendered by the employee, his or her present and potential contributions to our success and such other factors as the Compensation Committee in its discretion deems relevant.

The Compensation Committee is authorized to grant stock options to participants subject to the following terms and conditions: (1) the exercise price per share of an option must not be less than the fair market value of one share at the time the option is granted, and the term of an option must not be longer than ten (10) years from the date of grant; and (2) in the case of a participant who owns stock representing more than 10% of the total combined voting power of us at the time of the grant of an option to that participant, the option cannot qualify as an ISO unless the exercise price is at least 110% of the fair market value of the stock at the time of grant and the term is no longer than five years from the date of grant.

Unless sooner terminated by the Board, the 2010 Stock Option Plan will expire ten (10) years from the date the 2010 Stock Option Plan was approved by our shareholders, which was December 9, 2010. The termination of the 2010 Stock Option Plan must not affect any option that is outstanding on the termination date without the consent of the participant. Offers granted under the 2010 Stock Option Plan are, by their terms, not transferable other than by will or laws of descent and distribution. No right or interest of a participant in any offer may be pledged, encumbered, or hypothecated to or in favor of any party other than us, or be subject to any lien, obligation, or liability of that participant to any other party other than us; provided, however, that the foregoing must not be deemed to imply any obligation of ours to lend against or accept a lien or pledge of any offer for any reason.

Bonus Recognition and Retention Program

In December 2010, our shareholders approved the BRRP, which was amended and restated in March 2012 by our Board of Directors primarily to reflect changes effectuated by the Reorganization. The BRRP provides specified benefits to a select group of management and highly compensated employees who contribute materially to our continued growth, development and future business success that are eligible under the BRRP. Participation in the BRRP is limited to a select group of management and highly compensated employees, as determined by the Compensation Committee in its sole discretion. From that group, the Committee selects, in its sole discretion, the employees who are eligible to participate in the BRRP, which always includes our Chief Executive Officer.

As a condition of participation, each selected employee must annually complete and return to the Committee (or its designee) the forms the Committee may prescribe, including an annual deferral election form. Each election made by a participant to defer receipt of a portion of his or her bonus for a given calendar year must be filed no later than December 31 prior to the calendar year with respect to which the relevant bonus may be earned; provided, however, in the event an employee is hired during a plan year and is designated as being eligible to participate for that year, the employee may commence participation for that year by filing a deferral election within 30 days of employment. Each eligible employee must file a new deferral election for each year with respect to which he or she desires to defer receipt of a portion of a bonus.

A participant may elect to defer receipt of not less than 25%, nor more than 50%, of his or her bonus payable with respect to each year of participation. Shares of Voting Common Stock having a value equal to the portion of the bonus deferred by a participant will be allocated to an annual deferral account (the “Annual Deferral Account”) established by us for the year of deferral. On the same day that the shares of common stock attributable to a deferred bonus are allocated to the Annual Deferral Account, a matching amount equal to an identical number of shares of common stock shall be allocated to the Annual Deferral Account. The Annual Deferral Account shall be increased by that number of shares of common stock having a value equal to the amount of any cash dividend payable with respect to the number of shares of common stock allocated to the Annual Deferral Account. The BRRP is a formula based plan that does not provide for a maximum number of shares to be issued, but it is limited by the amount of the cash bonuses awarded annually to those persons selected to participate.

In the event a participant files a deferral election and subsequently terminates as an employee prior to the date bonuses are paid, if (a) he or she is entitled to a bonus notwithstanding termination and (b) the termination of employment is related to death, disability, or is involuntary or related to a change in control, then the bonus and the related matching amount shall be distributed to the individual or his or her beneficiary in cash or invested and so distributed in common stock, at the Compensation Committee’s election, within 60 days following the date that year’s bonuses are paid.

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A participant becomes 100% vested in an Annual Deferral Account on the fifth anniversary date of the initial funding of the account, provided he or she remains continuously employed by us from the date of funding to the anniversary date. Vesting is accelerated in the event of involuntary termination other than for cause, retirement at or after age 65, death, termination on account of disability, or a change in control of the Company.

As of December 31, 2014 we have issued restricted stock units for 170,429 shares of Voting Common Stock under BRRP.

2012 Restricted Stock Rewards Program

Due to our significant growth and evolution as a bank since 2009, including increasing assets to over $3 billion and significantly increasing our equity base, in February 2012 the Compensation Committee recommended and the Board of Directors approved a restricted stock reward program that provided for the grant of restricted stock units to certain directors and senior executives of Customers Bancorp and Customers Bank. Pursuant to the program, restricted stock units for 203,707 shares of our Voting Common Stock and 232,804 shares of our Class B Non-Voting Common Stock were granted on February 16, 2012 pursuant to the 2004 Plan. Of this amount, our named executive officers received restricted stock units for 139,686 shares of Voting Common Stock and 232,804 shares of Class B Non-Voting Common Stock in the aggregate and our non-employee directors received 17,463 shares of Voting Common Stock in the aggregate. One requirement for vesting is that the recipient of the restricted stock units remains an employee or director of ours, through December 31, 2016. The restricted stock units held by an employee or director are forfeited if he or she ceases to be an employee or director prior to that date. The second vesting requirement for each award (both must be met to vest) is that our Voting Common Stock trades at a price greater than $17.18 per share (adjusted for any stock splits or stock dividends) for at least 5 consecutive trading days during the five year period ending December 31, 2016. If the restricted stock units vest, the recipient will receive shares of our common stock on December 31, 2016. However, upon a change in control of us resulting in any one shareholder owning more than 24.9% of the outstanding stock of Customers Bancorp prior to December 31, 2016, all restricted stock units held by employees and directors automatically vest and they will receive shares of our common stock at that time.

Officer Employment Agreements

On March 26, 2012, we entered into an amended and restated employment agreement with Mr. Sidhu as Chairman and CEO of Customers Bank. Under the terms of the agreement Mr. Sidhu will receive a minimum base salary plus a performance-based incentive bonus and a monthly car allowance. The term of the agreement is annually extended to another year unless Mr. Sidhu or we give notice to the contrary. Mr. Sidhu will also be entitled to cash or equity incentive compensation up to the amount of his base salary under an executive incentive plan to be approved by the Board of Directors.

Under the employment agreement, we also agreed that our Board of Directors will develop and implement a nonqualified retirement income plan designed to provide Mr. Sidhu with a retirement benefit, targeted at $300,000 per year (depending on performance of the investments in the informal funding vehicle) for 15 years commencing upon his retirement at or after age 65, subject to his ability to qualify for a variable life insurance policy to be owned by us to fund the plan. The Board of Directors reviewed the plan at the end of the fourth year of his employment and determined it may be appropriate to increase the target benefit amount at some future date. Under the employment agreement, Mr. Sidhu was to become vested in this retirement benefit after seven years of continuous service with us, or upon his termination of employment under circumstances that would result in our obligation to pay him severance compensation. Ultimately, the plan (which was developed and approved by the Board of Directors) provided for funding towards a target benefit of $300,000 per year, and for immediate vesting upon the effective date of the plan. See discussion of the “Nonqualified Deferred Compensation” on page 34 of this proxy statement.

As of March 26, 2012, we also entered into amended and restated employment agreements with Mr. Ehst. With respect to Mr. Ehst’s employment agreement, the term of the agreement is annually extended for another year unless Mr. Ehst or we give notice to the contrary. Mr. Ehst receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Ehst’s employment agreement provides that, for every issuance of shares made by us in connection with an acquisition or a raise of capital (i) up to $400 million, we must grant Mr. Ehst options to purchase up to 1.5% of the shares issued in such issuance; (ii) from $401 million to $749 million, we must grant Mr. Ehst options to purchase up to 1% of the shares issued in such issuance; and (iii) above $750 million of equity, we must grant Mr. Ehst options to purchase up to 0.5% of the shares issued in such issuance.

Each of Messrs. Sidhu and Ehst will be entitled to severance compensation under the agreement if he terminates his employment for “Good Reason” (as defined in their respective employment agreements), if his employment is terminated by us other than for “Cause” (as defined in their respective employment agreements) during the employment term or on expiration of the employment term. If a “Change in Control” (as defined in their respective employment agreements) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years’ annual cash bonuses, for the greater of (a) three years in the case of Mr. Sidhu and two years in the cases of Mr. Ehst, or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of

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payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits (“health benefits”) for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

On August 5, 2013, we entered into an employment agreement with Mr. Wahlman as Chief Financial Officer of Customers Bank. With respect to Mr. Wahlman’s employment agreement, the term of the agreement is annually extended for another year unless Mr. Wahlman or we give notice to the contrary. Mr. Wahlman receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. In addition, the Bank shall reimburse the Executive for reasonable moving (relocation) expenses. Mr. Wahlman will be entitled to severance compensation under the agreement if he terminates his employment for “Good Reason” (as defined in the employment agreement), if his employment is terminated by us other than for “Cause” (as defined in the employment agreement) during the employment term or on expiration of the employment term. If a “Change in Control” (as defined in the employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years’ annual cash bonuses, for the greater of (a) two years or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits (“health benefits”) for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

On March 1, 2014, we entered into an employment agreement with Mr. Issa as President of New England Commercial Banking Group of Customers Bank. With respect to Mr. Issa’s employment agreement, the term of the agreement is annually extended for another year unless Mr. Issa or we give notice to the contrary. Mr. Issa receives a minimum base salary, plus incentive compensation in cash or equity or both and in such amounts as determined by the Board of Directors in accordance with incentive programs developed for him. Mr. Issa will be entitled to severance compensation under the agreement if he terminates his employment for “Good Reason” (as defined in the employment agreement), if his employment is terminated by us other than for “Cause” (as defined in the employment agreement) during the employment term or on expiration of the employment term. If a “Change in Control” (as defined in the employment agreement) has not occurred within twelve months before termination of employment, then: (1) he will receive the sum of his then current base salary plus the average of his last three years’ annual cash bonuses, for the greater of (a) three years or (b) the period of time remaining in his employment term, generally payable in equal installments on his normal pay dates, subject to normal tax deductions and withholding; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; and (4) we will continue to provide health insurance (including dental if applicable) and any life or disability insurance benefits (“health benefits”) for the shorter of the period on which his cash severance compensation is measured or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law. If a Change in Control shall have occurred within twelve months before termination of his employment, then: (1) he will receive cash equal to three times the sum of his then current base salary plus the average of his annual cash bonuses for the immediately preceding three years, payable in a lump sum; (2) any unvested equity awards he has received will vest in full; (3) he will be entitled to an allocable fraction of any cash bonus that would have been payable to him for the current year had he remained employed through the date of payment; (4) we shall continue to provide health benefits for the shorter of three years or the maximum period we are then permitted to extend his benefit under the applicable plan or policy or applicable law; and (5) if applicable, reimbursement of any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

The following table sets forth information on outstanding warrants, option awards, and stock awards held by the named executive officers at December 31, 2014, including the number of shares underlying each stock option and warrant, the exercise price and the expiration date of each outstanding option and warrant, and the number of shares and market value of stock awards.

	Option Awards					Stock Awards
Name & Principal Position	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexerciseable (#)		Option Exercise Price ($/share)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Jay S. Sidhu	---	493,629	(2)	8.86	04/06/2020	---		---
Chairman and	---	12,834	(3)	9.55	07/14/2020	---		---
Chief Executive Officer	---	81,864	(4)	10.91	12/28/2020	---		---
	---	84,105	(5)	10.91	01/31/2021	---		---
	---	36,869	(6)	10.91	02/28/2021	---		---
	---	29,514	(7)	10.91	03/07/2021	---		---
	---	68,639	(8)	12.00	09/17/2021	---		---
	---	108,334	(9)	12.00	09/30/2021	---		---
	---	782,300	(10)	12.73	09/20/2022	---		---
	---	679,701	(11)	15.23	05/22/2023	---		---
	---	---		---	---	26,190	(13)	509,657
	---	---		---	---	232,804	(15)	4,530,366
	---	---		---	---	38,194	(16)	743,255
	---	---		---	---	3,540	(19)	68,888
	---	---		---	---	28,321	(20)	551,127
Richard A. Ehst	---	74,044	(2)	8.86	04/06/2020	---		---
President and	---	1,925	(3)	9.55	07/14/2020	---		---
Chief Operating Officer	---	12,279	(4)	10.91	12/28/2020	---		---
	---	12,616	(5)	10.91	01/31/2021	---		---
	---	5,531	(6)	10.91	02/28/2021	---		---
	---	4,428	(7)	10.91	03/07/2021	---		---
	---	10,296	(8)	12.00	09/17/2021	---		---
	---	16,250	(9)	12.00	09/30/2021	---		---
	---	117,345	(10)	12.73	09/20/2022	---		---
	---	101,956	(11)	15.23	05/22/2023	---		---
	---	---		---	---	4,910	(13)	95,549
	---	---		---	---	58,201	(15)	1,132,591
	---	---		---	---	6,876	(16)	133,807
	---	---		---	---	1,859	(19)	36,176
	---	---		---	---	4,957	(20)	96,463
Robert E. Wahlman	---	22,000	(17)	15.62	08/05/2023	---		---
Executive Vice President and	---	22,000	(21)	17.65	02/20/2024	---		---
Chief Financial Officer	---	---		---	---	1,119	(19)	21,776
Steven J. Issa	---	11,000	(22)	13.62	04/29/2023	---		---
Executive Vice President /	---	5,500	(21)	17.65	02/20/2024	---		---
Chief Lending Officer	---					5,268	(19)	102,515
Glenn A. Hedde	---	3,667	(2)	8.86	04/06/2020	---		---
Executive Vice President and	---	9,167	(12)	10.91	02/17/2021	---		---
President of Banking to	---	---		---	---	19,136	(13)	372,387
Mortgage Companies	---	---		---	---	35,365	(14)	688,203
	---	---		---	---	11,640	(15)	226,514

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---	---	---	---	30,151	(18)	586,738
---	---	---	---	3,399	(19)	66,145
---	---	---	---	11,328	(20)	220,443

(1)	Except as otherwise noted in a footnote, all awards relate to shares of Voting Common Stock. At December 31, 2014, the closing market price of our Voting Common Stock, as listed on The New York Stock Exchange, was $19.46. The following columns are intentionally omitted from this table: Option Awards: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options, Stock Awards: Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested, and Stock Awards: Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested.
(2)	These stock options vest on the fifth anniversary of the date of grant (April 6, 2015), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $13.30) during the life of the option and subject to accelerated vesting in certain circumstances.
(3)	These stock options vest on the fifth anniversary of the date of grant (July 14, 2015), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $14.32) during the life of the option and subject to accelerated vesting in certain circumstances.
(4)	These stock options vest on the fifth anniversary of the date of grant (December 28, 2015), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $16.36) during the life of the option and subject to accelerated vesting in certain circumstances.
(5)	These stock options vest on the fifth anniversary of the date of grant (January 31, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $16.36) during the life of the option and subject to accelerated vesting in certain circumstances.
(6)	These stock options vest on the fifth anniversary of the date of grant (February 28, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $16.36) during the life of the option and subject to accelerated vesting in certain circumstances.
(7)	These stock options vest on the fifth anniversary of the date of grant (March 7, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $16.36) during the life of the option and subject to accelerated vesting in certain circumstances.
(8)	These stock options vest on the fifth anniversary of the date of grant (September 17, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances. This grant entitles Mr. Sidhu to purchase 68,639 shares of Class B Non-Voting Common Stock.
(9)	These stock options vest on the fifth anniversary of the date of grant (September 30, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $18.00) during the life of the option and subject to accelerated vesting in certain circumstances. This grant entitles Mr. Sidhu to purchase 108,334 shares of Class B Non-Voting Common Stock.
(10)	These stock options vest on the fifth anniversary of the date of grant (September 20, 2017), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $19.09) during the life of the option and subject to accelerated vesting in certain circumstances.
(11)	These stock options vest on the fifth anniversary of the date of grant (May 22, 2018), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $22.85) during the life of the option and subject to accelerated vesting in certain circumstances.
(12)	These stock options vest on the fifth anniversary of the date of grant (February 17, 2016), subject to a condition that the market price of our Voting Common Stock increase by 50% (to $16.36) during the life of the option and subject to accelerated vesting in certain circumstances.
(13)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 16, 2017).
(14)	The restricted stock units vested on the third anniversary of the date of grant (February 16, 2015).
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(15)	The restricted stock units vest on December 31, 2016 subject to a condition that the Bancorp’s Voting Common Stock trades at a price greater than $17.18 per share for at least five consecutive trading days during the five-year period ending December 31, 2016 and subject to accelerated vesting in certain circumstances. The restricted stock units issued to Mr. Sidhu are for Class B Non-Voting Common Stock.
(16)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (December 28, 2017).
(17)	The stock options vest on the fifth anniversary of the date of grant (August 5, 2018).
(18)	The restricted stock units vest on the third anniversary of the date of grant (March 15, 2016).
(19)	The restricted stock units vest on the third anniversary of the date of grant (February 20, 2017).
(20)	The restricted stock units, issued under the BRRP, vest on the fifth anniversary of the date of grant (February 20, 2019).
(21)	The stock options vest on the fifth anniversary of the date of grant (February 20, 2019).
(22)	The stock options vest on the fifth anniversary of the grant date (April 29, 2018).

The following Nonqualified Deferred Compensation table summarizes activity during 2014 and the account balance as of December 31, 2014 for our non-qualified defined contribution plans that provide for the deferral of compensation.

NONQUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last FY	Registrant Contribution in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at L ast FY
Name	($)	($)	($)	($)	($)
Jay S. Sidhu(1)	-0-	-0-	174,245	-0-	3,643,268

(1)	Represents the supplemental executive retirement plan (“SERP”) for Mr. Sidhu. As a result of the acquisition of USA Bank on July 9, 2010, Mr. Sidhu’s SERP became effective, and Mr. Sidhu is entitled to receive the balance of the SERP account payable over 15 years commencing upon the later of his separation from service or his 65th birthday. If Mr. Sidhu dies prior to his payment commencement date, his beneficiary receives a lump sum payment equal to $3,000,000. If Mr. Sidhu dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If Mr. Sidhu’s employment is terminated for cause, he forfeits the benefits provided under the SERP. See “Supplemental Executive Retirement Plan for Chairman and Chief Executive Officer” for more details on Mr. Sidhu’s SERP. The Company also has “Company Owned Life Insurance (COLI)” on Mr. Sidhu. The premiums paid during the year ended December 31, 2014 totaled $465,234. The policy has a net surrender value of $2,801,040 and a face value or net death benefit amount of $6,100,000.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below show the value of estimated payments pursuant to the employment agreements, equity plans and other plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for each of Messrs. Sidhu, Ehst, Wahlman and Issa. All termination events are assumed to occur on December 31, 2014. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. The amounts shown in the tables include estimates of amounts that would be paid to the executive upon the occurrence of the specified event. The actual amounts to be paid to the named executive officers can only be determined at the time of their termination and may be more or less than the amounts contained in the tables and the various agreements and plans. See “Officer Employment Agreements” for more details.

Mr. Hedde does not have an employment agreement with us providing for compensation in connection with severance or a change of control. On January 30, 2013, we entered into a Change of Control Agreement with Mr. Hedde. Under the Change of Control Agreement, the executive is entitled to certain payments if his employment is terminated other than for Cause, or by the executive Good Reason, in each case within one year after a Change in Control of the Bancorp. If these events occur, the executive is entitled to a single lump sum payment, subject to tax withholding obligations, of (i) two hundred percent (200%) of the highest rate of base annual salary in effect for the executive during the twelve month period prior to termination of employment, and (ii) two hundred percent (200%) of the average of the aggregate annual cash performance bonuses earned by the executive during each of the three

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preceding fiscal years. The Change of Control Agreement contains non-competition, non-solicitation and similar covenants that remain in effect for a period of twelve months following termination upon a Change in Control, as well as covenants related to confidentiality of proprietary information. The change of control agreement also provides for the vesting of any previously unvested restricted stock and options. Assuming termination following a change in control, Mr. Hedde’s payments had an estimated value as follows.

Assuming the noted events had occurred on December 31, 2014, payments and benefits estimated due to Messrs. Sidhu, Ehst, Wahlman, Issa and Hedde would be estimated as follows:

Jay S. Sidhu (6)	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Base Salary (1)	$1,350,000	$1,800,000	—
Bonus (2)	$1,600,000	$1,600,000	—
Health and Welfare Benefits (3)	$24,251	$32,334	—
Stock Options (5)	$13,931,360	$13,931,360	$13,931,360
Restricted Shares (5)	$6,403,293	$6,403,293	$6,403,293
Death Benefit (4)	—	—	$3,000,000
TOTAL	$23,308,904	$23,766,987	$23,334,653

Richard A. Ehst (6)	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Base Salary (1)	$900,000	$1,200,000	—
Bonus (2)	$555,000	555,000	—
Health and Welfare Benefits (3)	$24,251	$32,334	—
Stock Options (5)	$2,089,710	$2,089,710	$2,089,710
Restricted Shares (5)	$1,494,586	$1,494,586	$1,494,586
Death Benefit (4)	—	—	$200,000
TOTAL	$5,063,547	$5,371,630	$3,784,296

Robert E. Wahlman (6)	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Base Salary (1)	$700,000	$1,050,000	—
Bonus (2)	$350,000	$525,000	—
Health and Welfare Benefits (3)	$29,990	$44,985	—
Stock Options (5)	$124,300	$124,300	$124,300
Restricted Shares (5)	$21,776	$21,776	$21,776
Death Benefit (4)	—	—	$200,000
TOTAL	$1,104,401	$1,766,061	$346,076

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Steven J. Issa (6)	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Base Salary (1)	$900,000	$900,000	—
Bonus (2)	$600,000	$600,000	—
Health and Welfare Benefits (3)	$32,334	$32,334	—
Stock Options (5)	$74,195	$74,195	$74,195
Restricted Shares (5)	$102,515	$102,515	$102,515
Death Benefit (4)	—	—	$200,000
TOTAL	$1,709,044	$1,709,044	$376,710

Glenn A. Hedde	Resignation For Good Reason or Termination Without Cause	Termination in Connection with Change in Control	Death
Base Salary (1)	—	$480,000	—
Bonus (2)	—	$801,670	—
Stock Options (5)	—	$117,248	$117,248
Restricted Shares (5)	—	$2,160,430	$2,160,430
Death Benefit (4)	—	—	$200,000
TOTAL	—	$3,559,348	$2,477,678
(1)	Represents continuation of salary payments for the payout period provided under each named executive officer’s applicable employment agreement.
(2)	Represents payment of an amount representing the average of the executive’s bonuses including the stock based compensation and deferred compensation in the year of award, and excluding the corporate match of any deferred compensation for the three fiscal years preceding the fiscal year of termination (2014, 2013 and 2012) over the payout period provided under each named executive officer’s applicable employment agreement. Messrs. Issa and Wahlman’s bonus calculation is based on their 2014 bonus as they were employed for one full annual bonus cycle.
(3)	Represents payment of premiums for continued health and other welfare benefit insurance over the payout period provided under each named executive officer’s applicable employment agreement.
(4)	In Mr. Sidhu’s case, represents an uninsured death benefit payable under his Supplemental Executive Retirement Plan. In the case of Mr. Ehst, Mr. Wahlman and Mr. Issa represents the proceeds of group term life insurance, the premiums for which are paid by us.
(5)	Stock options and restricted shares also vest at the time Messrs. Sidhu, Ehst, Wahlman, Issa or Hedde elect to retire, with the consent of the Compensation Committee.
(6)	If applicable, Messrs. Sidhu, Ehst, Wahlman and Issa will be reimbursed for any “parachute payment” excise tax under Section 4999 of the Code, grossed up to include any additional taxes payable on that benefit.
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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE (1) (2)

We have compensated our non-employee directors for their services and expect to continue this practice.  Information relating to the compensation of our non-employee directors during 2014 is set forth below.

Name	Fees Earned or Paid in Cash (3) (4)	Stock Awards (4)	Total
John R. Miller	$32,440	$42,390	$74,830
Daniel K. Rothermel	32,440	72,240	104,680
T. Lawrence Way	32,440	52,340	84,780
Steven J. Zuckerman	32,440	52,340	84,780
Bhanu Choudhrie	20,000	32,468	52,468

(1)	The following columns are intentionally omitted from this table: Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation.
(2)	Jay S. Sidhu is not included in this table as he is an employee of the Company and the Bank and receives no compensation for his service as a director.
(3)	Includes cash and the grant date fair value of shares elected to be received in lieu of cash payments.
(4)	Represents the grant date fair value of such awards, calculated in accordance with FASB ASC Topic 718.

For 2014, compensation for non-employee directors included a cash fee of $20,000 per year, payable in installments at the end of each calendar quarter. In addition, each non-employee director received 1,748 shares of our Voting Common Stock issued under the 2004 Plan. Furthermore, each non-employee director made an annual election, prior to the beginning of the year, to have all or none of his director’s fees paid in the form of Voting Common Stock. Those directors electing to have all of their cash fees for the year paid in the form of stock received an additional 1,748 shares.

In addition, directors serving in certain positions received an additional award of stock as follows:

•	1,000 shares for the Chairman of each of the Audit Committee and the Compensation Committee;
•	2,000 shares for the Chairman of the Nominating and Corporate Governance Committee, who was also the Lead Director; and
•	500 shares for the Audit Committee Financial Expert.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company’s registered securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater-than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on a review of Forms 3, 4 and 5 filed during or with respect to 2014, and written representations from the applicable reporting persons, we believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2014, except that: (a) due to an administrative error, late Forms 4 filed for each of Messrs. Zuckerman, Way, Rothermel, Miller, and Choudhrie were filed on February 3, 2014, each reporting one late transaction; (b) on March 4, 2015, Mr. Sidhu filed one late Form 4 reporting one late transaction; (c) on March 4, 2015, Mr. Ehst filed one late Form 4 reporting one late transaction; (d) on March 4, 2015, Mr. Wahlman filed one late Form 4 reporting two late transactions; and (e) on March 4, 2015,  Mr. Hedde filed one late Form 4 reporting one late transaction.

TRANSACTIONS WITH RELATED PARTIES

Customers Bank makes loans to executive officers and directors of the Company and the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit Customers Bank from making loans to

37

executive officers and directors at terms more favorable than could be obtained by persons not affiliated with Customers Bank. Our policy towards loans to executive officers and directors currently complies with this limitation.

For the year ended December 31, 2014, we paid approximately $46,900 to Jaxxon Promotions, Inc. Mr. Zuckerman, a director, is a 25% shareholder of Jaxxon Promotions, Inc.

On March 26, 2014, Customers Bank sold $16.2 million of one- to four-family mortgages at a price of 101.75% of par to Atlantic Coast Banks. Messrs. Sidhu and Choudhrie are directors of Atlantic Coast Financial Corporation, the parent company of Atlantic Coast Bank, and, according to public record, Mr. Choudhrie holds over 5% of the issues and outstanding common stock of Atlantic Coast Financial Corporation. This sale of loans was in the ordinary course of our business, made on substantially the same terms as those prevailing at the time for comparable transactions with other non-affiliated entities, and did not involve more than normal risk or present other unfavorable features.

We have a Code of Ethics and Business Conduct applicable to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and all of our other executives pursuant to which all directors, officers and employees must promptly disclose to us, any material transactions or relationships that reasonably could be expected to give rise to an actual or apparent conflict of interest with Customers Bank. In approving or rejecting the proposed agreement, the Board of Directors must consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Board of Directors may only approve those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board of Directors determines in the good faith exercise of its discretion.

The Company’s Board of Directors has also adopted the Affiliate and Related Party Transaction Policy and Compliance Plan (the “Transaction Policy”). The Transaction Policy is a written policy and set of procedures for the review and approval or ratification of transactions involving Affiliates and Related Parties (as such terms are defined in the Transaction Policy).

Related Parties are defined in the Transaction Policy as owners of more than 5% of any class of voting securities of the Company, directors or executive officers of the Company, or nominees to become directors, since the beginning of the last fiscal year, and “related persons” and others as provided in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, immediate family members if involved in Company transactions and organizations, including charitable, where the foregoing have a material relationship or interest to such organization. Affiliates are defined in the Transaction Policy as “affiliates” as provided in Sections 23A and 23B of the Federal Reserve Act and Regulation W issued by the Board of Governors of the Federal Reserve System, and can include anyone that controls, that is under common control with, or that is controlled by the Company, investment funds where an affiliate is a fund investment advisor, and “executive officers”, “directors”, “principal shareholders”, “related interests” of a person, “insider”, “immediate family” and “Subsidiary” as defined in Regulation O issued by the Board of Governors of the Federal Reserve System.

The Transaction Policy is administered through the Company’s Audit Committee with appropriate involvement and input from the Company’s Audit, Legal and Compliance Departments (collectively, the “Committee”). The Audit Committee (i) has the responsibility to interpret and enforce the Transaction Policy, (ii) may amend the Transaction Policy from time to time and (iii) may delegate administrative responsibilities within the Company or to third parties as the Audit Committee deems appropriate to accomplish the objectives of the Transaction Policy. All transactions covered by the Transaction Policy are prohibited unless approved or ratified by the Audit Committee and, when determined necessary by the Audit Committee pursuant to the Related Transaction Policy, the Company’s Board of Directors.

Transactions involving Affiliates that are subject to the Transaction Policy include extensions of credit, purchase or sale of loans, referrals or brokerage of loans, indebtedness to another “member bank” or correspondent bank, purchases of or investments in securities, purchase or sale of services, goods and other assets, issuance of guarantees, acceptances or letters of credit and third party transactions where an Affiliate benefits from transaction proceeds.

Transactions involving Related Parties that are subject to the Transaction Policy include transactions where there is a direct or indirect interest by the Related Party and the amount involved is over $120,000.

Transactions covered by the Transaction Policy are required to be referred to the Committee. The Legal and Compliance Department is responsible for coordinating the performance of appropriate legal research and obtaining opinions regarding the disposition of the transaction, and communicating such information to the Committee with recommendations, including if any regulatory application needs to be prepared to report or obtain authorization of the transaction. The Audit Committee will approve, ratify, recommend change to or deny the transaction, or schedule the referral for follow up reporting or presentations. Material transactions and transactions covered by Regulation O are required to be referred by the Audit Committee to the Company’s Board of Directors for disposition.

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SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in the 2016 Proxy Statement

The Corporation’s shareholders are entitled to submit proposals to be included in our proxy materials for the Annual Meeting of Shareholders in 2016, provided that these matters are appropriate for shareholder action and that the shareholder complies with all of the applicable rules and requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 no later than December 18, 2015.

Director Nominations and Other Shareholder Proposals for Presentation at the 2016 Annual Meeting

Our Amended and Restated Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in our proxy materials, including any such proposal for the nomination for election of a director. Any such shareholder proposal must be a matter appropriate for shareholder action that complies with the procedural requirements of the Corporation’s Amended and Restated Bylaws and for which written notice is received by our Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610 not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the next Annual Meeting has been changed by more than 30 days from the first anniversary date, in which case the Amended and Restated Bylaws provide alternative dates for timeliness). Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2016 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Amended and Restated Bylaws) no earlier than December 26, 2015, and no later than January 25, 2016. Any proposal received outside of these dates will be considered untimely. For proposals that are timely filed, the Corporation retains discretion to vote proxies it receives provided (i) the Corporation includes in its proxy statement advice on the nature of the proposals and how it intends to exercise its voting discretion, and (ii) the proponent does not issue a proxy statement in accordance with the procedures under Section 14a-4(c)(2) of the Exchange Act.

OTHER BUSINESS

The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote the proxy in accordance with their judgment on those matters.

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ANNUAL REPORT

A Notice and Access was mailed on or about March 13, 2015 to our shareholders of record as of the close of business on March 2, 2015 informing those shareholders that a copy of our Annual Report for the fiscal year ended December 31, 2014, containing, among other things, financial statements examined by our independent registered public accounting firm, as well as this Proxy Statement, was available electronically for their inspection and use at www.envisionreports.com/CUBI.

Upon written request of any shareholder, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and schedules, required to be filed with the SEC may be obtained, without charge, from the Company’s Corporate Secretary at 1015 Penn Ave., Wyomissing, Pennsylvania 19610. The Annual Report on Form 10-K can also be obtained by going to the Corporation’s website at www.customersbank.com/investor_relations.php by clicking on the “Annual Report” tab.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD THAT WAS SEPARATELY MAILED TO ALL SHAREHOLDERS OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING THAT WERE PROVIDED AS PART OF THE NOTICE AND ACCESS.

By Order of the Board of Directors

Glenn A. Yeager, Corporate Secretary

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Customers Bancorp, Inc.

Admission Ticket

C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 23, 2015.

Vote by Internet

- Go to **www.envisionreports.com/CUBI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Shareholder Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Jay S. Sidhu	☐	☐	02 - Bhanu Choudhrie	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as the independent Auditor for the fiscal year ending December 31, 2015.	☐	☐	☐
3. Advisory (non-binding) resolution to approve the compensation of the named executive officers	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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21DV 2328631

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

020R9C

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of
Customers Bancorp, Inc. Shareholders

23 April, 2015 at 9:30 a.m. Eastern Time
The Harvard Club
35 West 44th Street, New York, NY 10036

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions to the Customers Bancorp, Inc.
2015 Annual Meeting of Shareholders can be found at
https://www.hcny.com
by clicking on "Contact Us"

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Customers Bancorp, Inc.

Proxy — Customers Bancorp, Inc.

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2015

Jay S. Sidhu and Glenn A. Yeager, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Customers Bancorp, Inc. to be held on April 23, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Jay S. Sidhu, FOR Bhanu Choudhrie, For item 2 Ratification of BDO USA, LLP and FOR item 3 Approve the compensation of executive officers.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.